                                  OFFICE LEASE



                                     BETWEEN



                             JESTA MANAGEMENT CORP.

                                   (LANDLORD)



                                     - AND -



                         TOUCHTUNES DIGITAL JUKEBOX INC.


                                    (TENANT)










                              3, PLACE DU COMMERCE
                                  NUNS' ISLAND

                             JESTA MANAGEMENT CORP.

                                  OFFICE LEASE

                                TABLE OF CONTENTS


PAGE

ARTICLE I - DEFINITIONS
Section 1.01      DEFINITIONS....................................................  1

ARTICLE II - INTENT AND INTERPRETATION
Section 2.01      LEASE..........................................................  3
Section 2.02      TENANT,  LANDLORD AND  REPRESENTATIVES  TO ACT REASONABLY AND
                  IN GOOD FAITH..................................................  4
Section 2.03      ENTIRE AGREEMENT...............................................  4
Section 2.04      GENERAL MATTERS OF INTENT AND INTERPRETATION...................  4

ARTICLE III - GRANT AND TERM
Section 3.01      THE PREMISES...................................................  4
Section 3.02      ACCEPTANCE OF THE PREMISES.....................................  5
Section 3.03      USE OF COMMON ELEMENTS.........................................  5
Section 3.04      THE TERM.......................................................  5
Section 3.05      CALCULATION AND ADJUSTMENT OF AREAS............................  5

ARTICLE IV - RENT
Section 4.01      OBLIGATION TO PAY..............................................  5
Section 4.02      GROSS RENT.....................................................  5
Section 4.03      ADDITIONAL RENT................................................  6
Section 4.04      OVERDUE RENT...................................................  6

ARTICLE V - TAXES
Section 5.01      MUNICIPAL TAXES, SCHOOL TAXES AND SURTAXES - DEFINITIONS.......  6
Section 5.02      TAXES PAYABLE BY THE LANDLORD..................................  7
Section 5.03      TAXES PAYABLE BY THE TENANT....................................  7
Section 5.04      BUSINESS TAXES AND OTHER TAXES OF THE TENANT...................  8
Section 5.05      TENANT'S RESPONSIBILITY........................................  8
Section 5.06      PER DIEM ADJUSTMENT............................................  8

ARTICLE VI - BUILDING AND COMMON ELEMENTS - CONTROL AND PAYMENT
Section 6.01      CONTROL OF THE BUILDING BY THE LANDLORD........................  8
Section 6.02      TENANT'S  PROPORTIONATE  SHARE OF THE  INCREASE OF  OPERATING
                  EXPENSES.......................................................  9
Section 6.03      PAYMENT OF THE TENANT'S  PROPORTIONATE  SHARE OF THE INCREASE
                  OF OPERATING EXPENSES.......................................... 10

ARTICLE VII - UTILITIES
Section 7.01      ELECTRICITY.................................................... 11
Section 7.02      INTERRUPTION OF SERVICES....................................... 11

ARTICLE VIII - SERVICES TO BE SUPPLIED BY LANDLORD
Section 8.01      SERVICES....................................................... 11

ARTICLE IX - USE OF THE PREMISES
Section 9.01      USE OF THE PREMISES AND TRADE NAME............................. 12
Section 9.02      CONDUCT OF OPERATION........................................... 13
Section 9.03      COMPLIANCE WITH AND OBSERVANCE OF LAW.......................... 13
Section 9.04      ENERGY CONSERVATION............................................ 14
Section 9.05      ENVIRONMENTAL ASSESSMENT OF PREMISES........................... 14

ARTICLE X - INSURANCE AND INDEMNITY
Section 10.01     TENANT'S INSURANCE............................................. 15
Section 10.02     INCREASE IN INSURANCE PREMIUMS................................. 16
Section 10.03     CANCELLATION OF INSURANCE...................................... 16
Section 10.04     LOSS OR DAMAGE................................................. 16
Section 10.05     LANDLORD'S INSURANCE........................................... 16
Section 10.06     INDEMNIFICATION OF THE RELEASED PERSONS........................ 17

ARTICLE XI - MAINTENANCE, REPAIRS AND ALTERATIONS
Section 11.01     MAINTENANCE AND REPAIRS BY THE TENANT.......................... 17
Section 11.02     APPROVAL OF THE PREMISES WORK.................................. 17
Section 11.03     MAINTENANCE AND REPAIRS BY THE LANDLORD........................ 18
Section 11.04     REPAIR WHERE THE TENANT IS AT FAULT............................ 18
Section 11.05     TENANT NOT TO OVERLOAD......................................... 18
Section 11.06     INSTALLATION OF TRADE FIXTURES................................. 19
Section 11.07     REMOVAL AND RESTORATION BY THE TENANT.......................... 19
Section 11.08     TENANT TO DISCHARGE ALL HYPOTHECS.............................. 20
Section 11.09     RIGHT TO ENTER AND INSPECT..................................... 20


Section 11.10     ENTRY NOT FORFEITURE........................................... 20


ARTICLE XII - DAMAGE AND DESTRUCTION AND EXPROPRIATION
Section 12.01     INTERPRETATION OF ARTICLE XII.................................. 20
Section 12.02     DAMAGE TO THE PREMISES......................................... 20
Section 12.03     DAMAGE TO OR EXPROPRIATION OF THE BUILDING..................... 21
Section 12.04     ARCHITECT'S CERTIFICATE........................................ 21

ARTICLE XIII - ASSIGNMENT
Section 13.01     CONSENT REQUIRED............................................... 21
Section 13.02     LANDLORD'S RIGHT TO TERMINATE.................................. 23
Section 13.03     TERMS AND CONDITIONS RELATING TO CONSENTS...................... 23
Section 13.04     NO ADVERTISING OF THE PREMISES................................. 24
Section 13.05     SALES AND OTHER DISPOSITIONS BY THE LANDLORD................... 24

ARTICLE XIV - ACCESS AND ALTERATIONS
Section 14.01     RIGHT OF ENTRY................................................. 24

ARTICLE XV - STATUS STATEMENT AND SUBORDINATION
Section 15.01     STATUS STATEMENT............................................... 25
Section 15.02     SUBORDINATION.................................................. 25

ARTICLE XVI - DEFAULT
Section 16.01     DEFAULT AND REMEDIES........................................... 25
Section 16.02     RIGHT TO TERMINATE OR RELET.................................... 27
Section 16.03     EXPENSES....................................................... 27
Section 16.04     LANDLORD MAY CURE THE TENANT'S DEFAULT......................... 27
Section 16.05     APPLICATION OF MONEY........................................... 27
Section 16.06     REMEDIES....................................................... 28

ARTICLE XVII - MISCELLANEOUS
Section 17.01     RULES AND REGULATIONS.......................................... 28
Section 17.02     OVERHOLDING - NO TACIT RENEWAL................................. 28
Section 17.03     SUCCESSORS..................................................... 28
Section 17.04     JOINT LIABILITY................................................ 28
Section 17.05     WAIVER......................................................... 28
Section 17.06     ACCORD AND SATISFACTION........................................ 29
Section 17.07     BROKERAGE COMMISSION........................................... 29
Section 17.08     FORCE MAJEURE.................................................. 29
Section 17.09     NOTICES........................................................ 29
Section 17.10     REGISTRATION................................................... 29
Section 17.11     QUIET ENJOYMENT................................................ 29
Section 17.12     NO PARTNERSHIP................................................. 30
Section 17.13     NO OFFER....................................................... 30
Section 17.14     WAIVERS BY THE TENANT.......................................... 30
Section 17.15     SECURITY DEPOSIT............................................... 30
Section 17.16     SURVIVAL OF OBLIGATIONS........................................ 30
Section 17.17     RELOCATION OF PREMISES......................................... 30
Section 17.18     PARKING........................................................ 31
Section 17.19     MOVEABLE HYPOTHEC.............................................. 31
Section 17.20     RIGHT OF CANCELLATION OF LEASE..................................32
Section 17.20     LANGUAGE....................................................... 32
Section 17.21     FREELY NEGOTIATED.............................................. 32


SCHEDULE "A"          -     LEGAL DESCRIPTION OF THE LANDS

SCHEDULE "A-1"        -     CONSTRUCTION MODIFICATION PLAN

SCHEDULE "B"          -     FLOOR PLAN OF THE BUILDING

SCHEDULE "C"          -     CONSTRUCTION OF THE PREMISES

SCHEDULE "D"          -     RULES AND REGULATIONS

APPENDIX "A"          -     MINUTES OF A BOARD OF DIRECTORS

THIS LEASE


BETWEEN JESTA MANAGEMENT CORP., a company duly incorporated under the federal laws, having an office in the City of Verdun and represented by Elliott Aintabi, its duly authorized representative,

                                                                (the "Landlord")
                                                               OF THE FIRST PART

AND TOUCHTUNES DIGITAL JUKEBOX INC., a company incorporated under the laws of QUEBEC, having an office in the City of Verdun and represented by Tony Mastronardi, its duly authorized representative,

                                                                  (the "Tenant")
                                                              OF THE SECOND PART



                             ARTICLE I - DEFINITIONS


SECTION 1.01      DEFINITIONS

The following definitions apply in this Lease.

"ADDITIONAL RENT" : any money payable by the Tenant under this Lease (except Gross Rent) whether or not it is designated "Additional Rent".

"ARCHITECT" : an accredited architect chosen by the Landlord from time to time.

"BASE MUNICIPAL TAXES" : means the Municipal Taxes for the twelve (12) month period commencing on January 1st, 1998 and ending on December 31st, 1998, which will be determined when known.

"BASE OPERATING EXPENSES" : means the Operating Expenses for the twelve (12) month period commencing on January 1st, 1998 and ending on December 31st, 1998, which will be determined when known.

"BASE SCHOOL TAXES" : means the School Taxes for the twelve (12) month period commencing on July 1st, 1997 and ending June 30st, 1998, which will be determined when known.

 "BASE SURTAXES" : means the Surtaxes paid for the twelve (12) month period commencing on January 1st, 1998 and ending on December 31st, 1998, which will be determined when known.

"BUILDING" : the Land, as same may be altered, reduced or expanded from time to time and the buildings, improvements, equipment and facilities (including, without limitation, the Common Elements) serving them or located on or in them from time to time.

"BUSINESS HOURS" :  TWENTY-FOUR (24) hours, SEVEN (7) days per week.

"COMMENCEMENT DATE" : the date so defined in Section 3.04.

"COMMON ELEMENTS" :

(a) the areas, facilities, utilities, improvements, equipment and installations (collectively, "elements") in the Building that, from time to time, are not intended to be leased to tenants of the Building, or are designated from time to time as Common Elements by the Landlord,

(b) the elements outside the Building that serve the Building (or any part of it) whether or not adjacent to or near the Building and which are designated from time to time by the Landlord as part of the Common Elements, and

(c) the elements in or on Rentable Premises that are provided for the benefit of the tenants of the Building and their employees, customers and other invitees in common with others entitled to use them. The Common Elements include, but are not limited to, the roof, exterior wall assemblies including weather walls, exterior and interior structural components and bearing walls in the buildings and improvements in the Building; loading and shipping docks and other installations of similar nature whether used by the tenants of the Building in general or only by one or some of the tenants of the Building; equipment, furniture, furnishings and fixtures; music, fire prevention, security and communication systems; columns;
      pipes; electrical, plumbing, drainage, mechanical and other installations, equipment or services in the Building or related to it, as well as the structures housing them; the heating, ventilating and air-conditioning system of the Building; and the Parking Facilities.

"EMPHYTEUTIC LESSORS" : the emphyteutic lessor(s), if any, of the Landlord from time to time. In sections that contain a release or other exculpatory language in favour of the Emphyteutic Lessors, "Emphyteutic Lessors" includes the officers, employees (while in the ordinary course of their employment), and agents of the Emphyteutic Lessors.

"EVENT OF DEFAULT" : has the meaning ascribed thereto in Section 16.01.

"GROSS RENT" : has the meaning ascribed therefor in Section 4.02.

"LANDLORD": the party of the First Part and its authorised representatives.
In sections that contain a release or other exculpatory provision in favour of the Landlord, "Landlord" includes the directors, officers, employees (while in the ordinary course of their employment), and agents of the Landlord.

"LANDLORD'S WORK" : the work to be performed by the Landlord pursuant to Schedule "C".

"LAND" : the land described in Schedule "A" to this Lease, as same may be altered, reduced or extended from time to time.

"LEASE" : this agreement, all Schedules hereto and the Rules and Regulations adopted or revised from time to time under Section 17.01.

"MORTGAGEE" : a mortgagee or hypothecary creditor of the Building or part of it and a chargee or other secured creditor that holds any right, title or interest in and to the Building or a part of it as security, but a creditor, chargee or security holder of a tenant of Rentable Premises is not a Mortgagee.

"MUNICIPAL TAXES" : has the meaning ascribed thereto in Section 5.01.

"NET RENTABLE AREA" : in the case of Rentable Premises consisting of part of a floor, the floor area bounded by the outside surface of the exterior glass, the Premises side of the corridor or any other permanent partitions and the centre of partitions that separate the Rentable Premises from adjoining Rentable Premises (if any) without deductions for columns or projections but after making the same exclusions as are made in computing Rentable Area.

"OPERATING EXPENSES" : has the meaning ascribed thereto in Section 6.02.

"OWNERS" : the registered owner or owners, or the emphyteutic lessee(s), if any, from time to time, of the Lands. In sections that contain a release or other exculpatory language in favour of the Owners, "Owners" includes the officers, directors, employees (while in the ordinary course of their employment), and agents of the Owners.

"PARKING FACILITIES" : the improvements constructed, or which may be constructed in the Building for parking, and the areas and facilities that are appurtenant solely to those improvements.

"PERSON" : if the context allows, a person, firm, partnership or corporation, group of persons, firms, partnerships or corporations, or any combination of them.

"PREMISES" : the Rentable Premises described in Section 3.01.

"PRIME RATE OF INTEREST" : the rate of interest per annum from time to time publicly quoted by the Canadian chartered bank designated from time to time by the Landlord as the reference rate of interest (commonly known as its "prime rate" used by it to determine rates of interest chargeable in Canada on Canadian dollar demand loans to its commercial customers.

"PROPORTIONATE SHARE" : a fraction which has as its numerator the GLA of the Premises (13,724 square feet), and as its denominator the GLA of the building (68,143 square feet), which is TWENTY PERCENT AND FOURTEEN HUNDREDTHS OF ONE PERCENT (20.14 %).

"PROVINCE" : the province in which the Building is located.

"RELEASED PERSONS" : has the meaning ascribed thereto in Section 10.04.

"RENT" : Gross Rent described in 4.02 and Additional Rent.

"RENTABLE AREA" :

a) in the case of Rentable Premises occupying an entire floor, the floor area bounded by the outside surface of the exterior glass walls, including without limitation, washrooms, telephone, aisles, structures or columns, structural or non-structural, projections, electrical and janitorial closets and elevator lobbies; and

b) in the case of Rentable Premises consisting of part of a floor, the area computed by multiplying the Net Rentable Area of such premises by a factor representing such premises' pro rata share of the common corridors and other non leasable areas on such floor.

In calculating Rentable Area, stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts and their enclosing walls, any of which are used in common, shall be excluded but no deductions or exclusions shall be made for columns and projections forming part of the Building. The Landlord may for the purpose of calculating the Minimum Rent and any Proportionate Share, change the factor referred to in subparagraph (b) from time to time to reflect the actual ratio of the aggregate floor area of the floor on which the Premises are located (using the measurement method set out in subparagraph (a)) to the aggregate Net Rentable Area of all Rentable Premises on such floor.

"RENTABLE PREMISES" : those premises (including the Premises), in or on the Building that are, or are intended, by Landlord, from time to time to be leased to tenants, but Rentable Premises do not include the Parking Facilities and the Storage Areas.

"RENTAL YEAR" : the period of time that, in the case of the first Rental
Year of the Term, starts on the first day of the Term, and ends on the last day of the following month of December and in the case of Rental Years after the first Rental Year, is a period of twelve (12) consecutive calendar months, starting the first day after the Rental Year that immediately precedes it, but
(i) the last Rental Year whether it is twelve (12) calendar months or not, terminates on the expiration or earlier termination of this Lease, and (ii) the Landlord may, from time to time, by written notice to the Tenant, specify a date (which may precede the notice) on which the then current Rental Year will terminate and the anniversary of the specified date will be the expiry date of the subsequent Rental Years. The Landlord will not change the Rental Year, however, if its main purpose is to increase Rent, nor will it change a Rental Year to shorten the Term.

"RULES AND REGULATIONS" : the rules and regulations adopted, promulgated, revised or amended by the Landlord from time to time under Section 17.01. The rules and regulations existing as at the Commencement Date are those set out in Schedule "D".

"SALES TAXES" : has the meaning ascribed thereto in Section 2.01.

"SCHOOL TAXES" : has the meaning ascribed thereto in Section 5.01.

"STIPULATED RATE" : the rate of interest per annum that is or three percentage points more than the Prime Rate of Interest.

"STORAGE AREAS" : those areas designated from time to time by the Landlord as Storage Areas.

"SURTAXES" : has the meaning ascribed thereto in Section 5.01.

"SURETY" : a Person who has executed or agreed to execute the Suretyship Agreement or who otherwise guarantees any of the obligations of the Tenant hereunder.

"SURETYSHIP AGREEMENT" : the suretyship agreement attached to this Lease as Appendix "B", if any.

"TAXES" : has the meaning ascribed thereto in Section 5.01.

"TAXPAYER" :  the Landlord and each of the Owners, as the case may be.

"TENANT" : the Party of the Second Part and any Person mentioned as Tenant in this Lease .

"TENANT'S WORK" : the work to be performed by the Tenant pursuant to Schedule "C", if any.

"TERM" : the period described in Section 3.04.

"TOTAL RENTABLE AREA OF THE BUILDING" : the aggregate of the Rentable Areas of each floor in the Building as if each floor is occupied by one tenant, all as determined by the Architect. The Total Rentable Area of the Building shall:

a) exclude the main telephone, mechanical, electrical and other utility rooms and enclosures; and

b) be adjusted by the Architect from time to time to take account of any structural, functional or other change affecting the same.


                     ARTICLE II - INTENT AND INTERPRETATION

SECTION 2.01      LEASE

Except as stated in this Lease, the Landlord is not responsible for costs, charges, or expenses relating to the Premises, their use and occupancy, their contents, or the business carried on in them, and the Tenant will pay the charges, impositions, costs and expenses relating to the Premises except as stated in this Lease. Any cost, expense or other disbursement not expressly stated to be for the Landlord's account shall be deemed to be for the Tenant's account.

Notwithstanding any other provision of this Lease, Tenant shall pay to Landlord an amount equal to any and all goods and services taxes, sales taxes, value added taxes, multi-stage taxes, business transfer taxes, or any other taxes imposed with respect to Rent or any other amount payable under this Lease, or in respect of the rental of space under this Lease, whether characterized as any such taxes or otherwise (herein collectively called "Sales Taxes"). The amount of the Sales Taxes so payable by Tenant shall be calculated by Landlord in accordance with the applicable legislation and shall be paid to Landlord at the same time as the amounts to which such Sales Taxes apply are payable to Landlord under the terms of this Lease or upon demand at such other time or times as Landlord from time to time determines. Notwithstanding any other provision in this Lease, the amount payable by Tenant pursuant to this paragraph shall be deemed not to be Rent, but Landlord shall have all the same remedies for and rights of recovery of such amount as it has for the recovery of Rent.

SECTION 2.02 TENANT, LANDLORD AND REPRESENTATIVES TO ACT REASONABLY AND IN GOOD FAITH

The Landlord, and each Person acting for the Landlord or the Tenant, as the case may be, in making a determination, designation, calculation, estimate, conversion, or allocation under this Lease, will act reasonably and in good faith and each accountant, architect, engineer or surveyor, or other professional Person employed or retained by the Landlord or the Tenant, as the case may be, will act in accordance with the applicable principles and standards of the Person's profession.

SECTION 2.03      ENTIRE AGREEMENT

There are no covenants, promises, agreements, conditions, representations, incitement, parallel, accessory or concomitant agreement or understandings, either oral or written, between the parties concerning this Lease, the Premises, the Building or any matter related to all or any of them, except those that are set out in this Lease . All representations, promises, guarantees and incitements made by the Landlord or its agents or representatives, if any, and upon which the Tenant relies, are contained in this Lease and the Tenant expressly acknowledges, for now and always, that it did not rely on any other representation, promise, guarantee or incitement which is not contained in this Lease . No alteration, amendment, change or addition to this Lease (except to the Rules and Regulations which may be modified or revised from time to time by Landlord pursuant to Section 17.01 hereof) is binding upon the Landlord or Tenant unless it is in writing and signed by the Tenant and two authorized representatives of the Landlord.

SECTION 2.04      GENERAL MATTERS OF INTENT AND INTERPRETATION

a)    Each agreement under this Lease is an obligation.

b) The captions, section numbers, article numbers and Table of Contents do not define, limit, construe or describe the scope or intent of the sections or articles.

c) The use of the neuter singular pronoun to refer to the Landlord or the Tenant is a proper reference even though the Landlord or the Tenant is an individual, a partnership, a corporation or a group of two or more individuals, partnerships or corporations. The grammatical changes needed to make the provisions of this Lease apply in the plural sense when there is more than one Landlord or Tenant and to corporations, associations, partnerships or individuals, males or females, are implied.

d) If a part of this Lease or the application of it to a Person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, that part:

            i. is independent of the remainder of the Lease and is severable from it, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of this Lease; and

            ii. continues to be applicable to and enforceable to the fullest extent permitted by law against any Person and circumstance except those as to which it has been held or rendered invalid, unenforceable or illegal.

                  No part of this Lease will be enforced against a Person, if, or to the extent that by doing so, the Person is made to breach a law, rule, regulation or enactment.

a) This Lease will be construed in accordance with the laws of the Province and the laws of Canada applicable therein.

b) Time is of the essence of this Lease. In addition to any other circumstances where the Tenant is in default by operation of law, the simple occurrence of an Event of Default shall constitute the Tenant in default in accordance with the provisions of Articles 1594 and following of the Civil Code of Quebec.


                          ARTICLE III - GRANT AND TERM

SECTION 3.01      THE PREMISES

The Landlord leases to the Tenant, and the Tenant leases from the Landlord, the Premises in the Building for the Term. The Premises are located at 3 PLACE DU COMMERCE, SUITE 400, Nuns' Island, in the City of Verdun. The Rentable Area of the Premises is approximately) THIRTEEN THOUSAND SEVEN HUNDRED AND TWENTY FOUR (13,724) SQUARE FEET and is subject to adjustments as stipulated in Section
3.05. The location of the Premises is outlined in red on Schedule "B".

THE TENANT ACCEPTS THE PREMISES AS IS, EXCEPT FOR THE WORK DESCRIBED IN SCHEDULE "C", WHICH WILL BE EXECUTED BY THE LANDLORD, AS PER CONSTRUCTION BUILDING STANDARD AND IN CONFORMITY WITH PLANS FROM LEW + ELBAZ ARCHITECTS.

The Landlord and the Tenant acknowledge and covenant that there is no warranty whatsoever by the Landlord that the Premises may be used for the purpose for which they are leased hereunder and Landlord has no obligation whatsoever to maintain the Premises for such purpose, the whole notwithstanding any law, legislation or regulation to the contrary and the Tenant hereby expressly forever waives any right it may presently enjoy or enjoy in the future with respect to any such warranty or maintenance. The Tenant acknowledges and represents to the Landlord to have examined and be satisfied with the zoning affecting the Building and Premises.

SECTION 3.02      ACCEPTANCE OF THE PREMISES

The Tenant acknowledges and declares that it has examined and is perfectly aware of the state of the Premises, that same are in good repair, that it is entirely satisfied therewith and that it rents and accepts the same in their present state on an "as is" basis. The Landlord shall not be required to make any improvement, repair, installation or replacement in or to the Premises except for those mentioned in Schedule 'C'.

SECTION 3.03      USE OF COMMON ELEMENTS

The Tenant has the non-exclusive and non-transferable right to use the Common Elements in common with others entitled to do so, for the purposes for which they are intended and during the Business Hours subject however, to this Lease.

SECTION 3.04      THE TERM

The Tenant will have and hold the Premises for the term (the "Term") which, unless sooner terminated, is:

a) the period of TEN (10) YEARS, commencing on the 1ST DAY OF MARCH, 1998 (the "Commencement Date") and ending on the 28TH DAY OF FEBRUARY, 2008.

b)    N/A

SECTION 3.05      CALCULATION AND ADJUSTMENT OF AREAS

a) As soon as reasonably possible after completion of construction of the Premises, the Landlord shall measure the Net Rentable Area of the Premises and shall calculate the Rentable Area of the Premises and Rent shall be adjusted accordingly as of the Commencement Date.

b) The Landlord may from time to time re-measure the Net Rentable Area of the Premises or re-calculate the Rentable Area of the Premises and may re-adjust the Gross Rent and\or the Tenant's Proportionate Share of Additional Rent accordingly. The effective date of any such re-adjustment shall:

            (i) in the case of an adjustment to the Rentable Area resulting from a change in the aggregate Net Rentable Area of all Rentable Premises on the floor on which the Premises are situated, be the date on which such change occurred; and

            (ii) in the case of a correction to any measurement or calculation error, be the date as of which such error was introduced in the calculation of Rent.


                                ARTICLE IV - RENT

SECTION 4.01      OBLIGATION TO PAY

The Tenant agrees and undertakes to pay Gross Rent and Additional Rent.

SECTION 4.02      GROSS RENT

a) The Tenant will, throughout the Term, pay to the Landlord at its head office, or at any other place designated by the Landlord, in Canadian funds, without demand and without deduction, abatement, set-off or compensation, as Gross Rent :

      i. the annual rate of SEVENTEEN DOLLARS ($17.00) per square foot of the Rentable Area of the Premises, for the period commencing MARCH 1, 1998 and terminating FEBRUARY 28, 2003 inclusively, being the annual sum of TWO HUNDRED THIRTY THREE THOUSAND THREE HUNDRED EIGHT DOLLARS ($233,308.00) payable in equal consecutive monthly instalments of NINETEEN THOUSAND FOUR HUNDRED FORTY TWO DOLLARS AND THIRTY THREE CENTS ($19,442.33) each in advance on the first day of each calendar month; and

      ii. the annual rate of SEVENTEEN DOLLARS AND FIFTY CENTS ($17.50) per square foot of the Rentable Area of the Premises, for the period commencing MARCH 1, 2003 AND TERMINATING FEBRUARY 28, 2008 inclusively, being the annual sum of TWO HUNDRED FORTY THOUSAND ONE HUNDRED SEVENTY DOLLARS ($240,170.00) payable in equal consecutive monthly instalments of TWENTY THOUSAND FOURTEEN DOLLARS AND SEVENTEEN CENTS ($20,014.17) each in advance on the first day of each calendar month

            FOR FURTHER CLARITY, ALL REAL ESTATE TAXES, SURTAXES AND OPERATING EXPENSES RELATING TO THE BUILDING ARE INCLUDED IN THE GROSS RENT.

      b) If the Commencement Date is not the first day of a calendar month, the Tenant will pay, on the Commencement Date, Gross Rent calculated on a per diem basis (based on three hundred and sixty-five (365) days) from the Commencement Date to the end of the month in which it occurs.

c)    N\A

SECTION 4.03      ADDITIONAL RENT

Additional Rent,

a) is payable in Canadian funds without deduction, abatement, set-off or compensation;

b) is payable (except when this Lease states that it is payable on demand or otherwise) with the first monthly instalment of Gross Rent after the Additional Rent begins to accrue; and

c) accrues daily. Landlord shall not be responsible for any cost or expense relating to the use or the occupancy of the Premises or to Tenant's business.

SECTION 4.04      OVERDUE RENT

If the Tenant defaults in the payment of Rent, the unpaid Rent bears interest from the due date to the date of complete payment, whether before or after default or judgment and notwithstanding any provision of law to the contrary, including without restriction, Article 1883 of the Civil Code of Quebec, at the Stipulated Rate in force on the date the payment was due. In addition to the foregoing, the Landlord shall be entitled to any further amounts and damages that it shall justify.


                                ARTICLE V - TAXES

SECTION 5.01      MUNICIPAL TAXES, SCHOOL TAXES AND SURTAXES - DEFINITIONS

(a)   "MUNICIPAL TAXEs" means,

      (i) real property taxes, rates, duties and assessments (including local improvement taxes) impost charges or levies, that are levied, rated, charged or assessed against the Building or any part of it from time to time (including, but not limited to, the Common Elements) by a taxing authority, whether federal, provincial, municipal or otherwise, and any taxes and other amounts that are imposed instead of, or in addition to, real property taxes whether similar or not, and whether in existence at the Commencement Date or not, and any real property taxes levied or assessed against the Landlord or the Owners on account of its or their ownership of or interest in the Building, plus

      (ii) the taxes, rates, duties, assessments, impost charges or levies (referred to collectively as "water and garbage removal taxes"), that are levied, rated, charged or assessed against the Building or any part of it or the Taxpayer from time to time, with respect to garbage, trash, rubbish and refuse and their removal and with respect to water and any taxes and other amounts that are imposed instead of, or in addition to water and garbage removal taxes, whether similar or not, and whether in existence at the Commencement Date or not, plus

      (iii) an administration fee of fifteen percent of the costs referred to above.

For more certainty, Municipal Taxes do not include School Taxes and Surtaxes.

(b)   "SCHOOL TAXEs" means,

      (i) school taxes, taxes, rates, duties and assessments impost charges or levies, that are levied, rated, changed or assessed against the Building or any part of it from time to time (including, but not limited to, the Common Elements) by a school taxing authority, and any taxes and other amounts that are imposed instead of, or in addition to school taxes whether similar or not, and whether in existence at the Commencement Date or not, plus

      (ii) an administration fee or fifteen percent of the costs referred to above.

(c)   "SURTAXEs" means,

      (i) the surtaxes imposed, charged or levied pursuant to the authority granted under the ACT RESPECTING MUNICIPAL TAXATION (Quebec), as modified, replaced or supplemented from time to time, on the Landlord, the Owners or the Building, on account of the latter being a non-residential immoveable, including, without limitation, Parking Facilities, the Common Elements, Storage Areas, and all Rentable Premises whether leased or not, occupied or vacant, and any taxes and other amounts that are imposed instead of, or in addition to surtaxes whether similar or not, and whether in existence at the Commencement Date or not, plus

      (ii) an administration fee of fifteen percent of the costs referred to above.

SECTION 5.02      TAXES PAYABLE BY THE LANDLORD

The Landlord may defer payment of Taxes, or defer compliance with statutes, laws or by-laws, regulations or ordinances in connection with the levying of Taxes, to the extent permitted by law, if it diligently pursues or causes to be pursued the contest or appeal of the Taxes. The Tenant's Proportionate Share of Taxes shall however be and remain payable regardless of any deferment of payment or contestation or appeal of the Taxes by the Taxpayer. The Landlord will have no obligation to contest, object to, or to litigate the levying or imposition of any Taxes.

SECTION 5.03      TAXES PAYABLE BY THE TENANT

a) Tenant shall not contest any Taxes nor any valuation pertaining thereto and to the extent required, hereby forever relinquishes and waives any right it has or may have in the present or the future to contest Taxes or any valuation pertaining thereto. If during any Rental year, Municipal Taxes, School Taxes and/or Surtaxes exceed respectively Base Municipal Taxes, Base School Taxes and/or Base Surtaxes, the Tenant shall pay to Landlord its Proportionate share of all said increases of Municipal Taxes, School Taxes and/or Surtaxes; each of these increases shall be subject to a separate and distinct calculation. For greater certainty, Tenant is not entitled to any Gross Rent decrease and the Gross Rent will not in any manner be reduced or modified if during any Rental year, Municipal Taxes, School Taxes and/or Surtaxes be respectively lesser than Base Municipal Taxes, Base School Taxes and/or Base Surtaxes.

      Furthermore, Tenant shall pay to Landlord, as Additional Rent and over any other payable amount in accordance with the Lease, its Proportionate share of all costs and of all expenses incurred for consultation, appraisal, legal or other fees and expenses to the extend they are incurred in an attempt to minimise or reduce amounts mentioned in this Section (collectively "Consultation Expenses").

b) The Tenant will pay the amounts payable under Section 5.03(a) according to estimates or revised estimates made by the Landlord from time to time in respect of each Rental Year. The Tenant's payments will be made in advance in monthly amounts, determined by the Landlord, for periods determined by the Landlord. Notwithstanding the foregoing, when invoices or assessments for all or any portion of the Municipal Taxes, School Taxes and/or Surtaxes so estimated are received, the Landlord may bill the Tenant for Tenant's Proportionate Share of the increase thereof and Tenant shall pay the Landlord the amounts so billed forthwith.

      Within a reasonable time after the expiry of each Rental Year, the Landlord will deliver a statement (a "Tax Statement") to the Tenant that

      (i) specifies the Tenant's Proportionate Share of Consultation Expenses and of the increase of Municipal Taxes, School Taxes and/or Surtaxes for the Rental Year,

      (ii) sets out the total, (the "Prepayment Total"), of amounts payable under this Section 5.03(b) that have been paid by the Tenant for such Rental Year. If the Prepayment Total, less any amounts that were previously credited to the Tenant, and any amounts paid for arrears in respect of previous Rental Years (the "Net Prepayment Total") is less than the Tenant's Proportionate Share of Consultation Expenses and of the Taxes' increase specified in the Tax Statement, the Tenant will pay the deficiency without delay upon receipt of the Tax Statement. If the Net Prepayment Total exceeds the Tenant's Proportionate Share of Consultation Expenses and of the Taxes' increase specified in the Tax Statement, the Landlord will, at the Landlord's discretion, apply the excess towards other amounts due by the Tenant or (unless the Tenant is then in default under any term or condition of this Lease) refund the excess within a reasonable time after delivery of the Tax Statement. Failure of the Landlord to render any Tax Statement shall not prejudice Landlord's right to render such Tax Statement thereafter or with respect to any other period. The rendering of a Tax Statement shall also not affect the Landlord's right to subsequently render an amended or corrected Tax Statement.

c) If the last Rental Year expires or is terminated before the last day of a calendar year, the Landlord will deliver to the Tenant a Tax Statement within a reasonable time after the expiry of such calendar year or, at the Landlord's option, within a reasonable time after the last Rental Year. In the latter case, the Tenant's Proportionate Share of Consultation Expenses and of Taxes' increase will be based on the Landlord's estimate of Consultation Expenses and Taxes, which will be considered as the final actual amount of Consultation Expenses and Taxes for the last Rental Year. In either case, the Tenant will pay to the Landlord any deficiency without delay upon receipt of the Tax Statement, or the Landlord will, at the Landlord's discretion, apply any excess towards other amounts due by the Tenant or pay to the Tenant any excess the Tenant is entitled to within a reasonable time after the Landlord delivers the Tax Statement (unless the Tenant is then in default under any term or condition of this Lease or it owes money to the Landlord in respect of its obligations under this Lease).

SECTION 5.04      BUSINESS TAXES AND OTHER TAXES OF THE TENANT

The Tenant will pay to the taxing authorities, or to the Landlord, as it directs, before delinquency, all Business Taxes "Business Taxes" means,

a) the taxes, rates, duties, assessments and other charges that are imposed against or in respect of the improvements, equipment and facilities of the Tenant on or in the Premises or the Building or any part of either of them or the Taxpayer on account of its ownership of or interest in either of them; and

b) every tax and license fee that is imposed against or in respect of business carried on in the Premises or in respect of the use or occupancy of the Premises or any part of the Building by the Tenant or its subtenants or licensees, or against the Taxpayer on account of its ownership of the Premises or the Building or any part of it.

If there is not a separate bill issued by the relevant authority for Business Taxes, the Tenant will pay its Proportionate Share of the Business Taxes with respect to the entire Building after deduction of any contributions made by the tenants or occupants of the Rentable Premises not included in the Rentable Area of the Building. The Landlord will remit amounts that it collects for Business Taxes to the relevant authority.

SECTION 5.05      TENANT'S RESPONSIBILITY

The Tenant will,

a)    on the Landlord's request, promptly deliver to the Landlord,

      (i)   receipts for payment of all Business Taxes payable by the Tenant;

      (ii) notices of any assessments for Taxes or Business Taxes or other assessments received by the Tenant that relate to the Premises or the Building; and

      (iii) whatever other information relating to Taxes and Business Taxes the Landlord reasonably requests from time to time; and

b) deliver to the Landlord, at least ten (10) days before the last date for filing appeals, notice of any appeal or contestation that the Tenant intends to institute with respect to Business Taxes payable by the Tenant and obtain the prior written consent of the Landlord for the appeal or contestation, which consent will not be unreasonably withheld. If the Tenant obtains the Landlord's consent and does not pay the Business Taxes before the appeal or contestation, the Tenant will,

      i. deliver to the Landlord whatever security for the payment of the Business Taxes the Landlord reasonably requires;

      ii.   promptly and diligently pursue the appeal or contestation; and

      iii.  keep the Landlord informed on all aspects of it.



The Tenant will indemnify and save the Taxpayer harmless from all loss, cost, charges and expenses arising from Business Taxes as well as any taxes that are imposed in place of Business Taxes or which are assessed against rentals payable under this Lease in place of Taxes or Business Taxes, whether against the Taxpayer or the Tenant including, but not limited to, increases in Taxes or Business Taxes arising directly or indirectly out of an appeal or contest by the Tenant. The Tenant will deliver to the Landlord any security for such an increase in Taxes, Surtaxes or Business Taxes that the Landlord reasonably requires.

SECTION 5.06      PER DIEM ADJUSTMENT

If a Rental Year is not twelve (12) calendar months, Tenant's Proportionate share of Consultation Expenses, of the increase of Municipal Taxes, of the increase of School Taxes and of the increase of Surtaxes payable by the Tenant under Section 5.03 will be adjusted on a per diem basis, based on three hundred and sixty-five (365) days.


          ARTICLE VI - BUILDING AND COMMON ELEMENTS - CONTROL AND PAYMENT

SECTION 6.01      CONTROL OF THE BUILDING BY THE LANDLORD

The Common Elements and those portions of the Building which are not leased to tenants are under the exclusive control of the Landlord.

a)    Without limitation, the Landlord may, in its operation of the Building:

      i. close parts of the Common Elements to prevent their dedication or the accrual of rights in them in favour of Persons or the public; grant, modify and terminate servitudes and other agreements pertaining to the use and operation of the Building or any part of it, and temporarily obstruct or close off or shut down parts of the Building for inspection, maintenance, repair, construction, or safety reasons;

      ii. employ personnel, including supervisory personnel and managers for the operation, maintenance and control of the Building. The Building or parts of it may be managed by any Person that the Landlord designates in writing from time to time;

      iii. regulate all aspects of loading and unloading, delivery and shipping of fixtures, equipment and merchandise, and all aspects of garbage collection and disposal. The Tenant is responsible for pick-up and disposal of its garbage at its cost. If the Landlord provides facilities or designates a commercial service for the pick-up and disposal of garbage instead of, or in addition to the service provided by the local municipality, the Tenant will use such facilities and commercial service at its cost; and

      iv. impose or permit to be imposed reasonable charges upon any Person (including the general public) for the use of the Parking Facilities;

(b)

      i. change the area, level, location, arrangement or use of the Building or any part of it;

      ii. construct other buildings, structures, or improvements in the Building and make alterations to, additions to, subtractions from, or rearrangements of the Building, and construct additional storeys, buildings or facilities in, adjoining or near the Building;

      iii. construct multiple deck, elevated or underground parking facilities, and expand, reduce or alter them;

      iv. diminish, expand, alter, relocate or rearrange the Common Elements and other parts of the Building; and

      v. do and perform such other acts in and to the Building as, in the use of good business judgment, the Landlord determines to be advisable for the proper operation of the Building.

Despite anything else in this Lease, the Landlord has no liability for diminution or alteration of the Common Elements that occurs as the result of the Landlord's exercise of its rights under this Section 6.01 or elsewhere under this Lease and the Tenant will not be entitled to compensation or a reduction or abatement of Rent or a cancellation of the Lease and no such diminution or alteration of the Common Elements shall be deemed to be a constructive or actual eviction of the Tenant or a default by the Landlord of any obligation for quiet enjoyment contained in this Lease or provided by law. Moreover, the Landlord shall not be in breach of its covenant for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due or by reason, directly or indirectly of any of the foregoing and none of the foregoing shall constitute nor shall be deemed to constitute a change in the form or the destination of the Premises or the Building.

SECTION 6.02      TENANT'S PROPORTIONATE SHARE OF THE INCREASE OF OPERATING
                  EXPENSES

a) In each Rental Year, the Tenant will pay to the Landlord its Proportionate Share of the increase of the costs and expenses of maintaining, operating, repairing, replacing and administering the property including for greater certainty, the Common Elements (collectively "Operating Expenses") over the Base Operating Expenses.

b) The Operating Expenses include, but are not limited to those listed below, none of which is to be a duplication of another cost or expense:

      i. insurance (after deducting recoveries from tenants under clauses similar to Section 10.02) on lands, buildings, improvements, equipment and other property in the Building. The Landlord's insurance may include (but might not be limited to),

            a) loss of insurable gross profits attributable to the perils insured against by the Landlord or commonly insured against by landlords, including loss of rent and other amounts receivable from tenants in the Building, and

            b) third party liability coverage including the exposure of personal injury, bodily injury, property damage occurrence, including all contractual obligations coverage and including actions of the employees, contractors, subcontractors and agents working on behalf of the Landlord;

      ii. cleaning, snow removal, garbage and waste collection and disposal, and landscaping;

      iii. loudspeakers, public address and musical broadcasting systems, telephone answering services, telephone facilities and systems used in or serving the Common Elements;

      iv.   policing, security, supervision and traffic control;

      v. salaries of personnel, including management and other supervisory personnel, employed to carry out the cleaning, maintenance and operation of the Building, including contributions and premiums for fringe benefits, unemployment insurance, and workers compensation insurance, pension plan contributions, and severance pay or indemnity;

      vi. rental of equipment and signs, and the cost of building supplies used by the Landlord in the maintenance, cleaning, repair and operation of the Building;

      vii. auditing (including audit fees for the statements referred to in Section 6.03), accounting, managing, legal and other professional and consulting fees and disbursements;

      viii. repairs (including major and structural repairs), renovations, replacements to and maintenance and operation of the Building;

      ix. depreciation or amortization of the costs, including repair, renovation and replacement of the maintenance, cleaning and operating equipment, master utility meters, the heating, ventilating and air-conditioning system of the Building and all other fixtures, equipment and facilities that are part of the Building unless they are, under Section 6.02(b)(viii), charged fully in the Rental Year in which they are incurred, all in accordance with generally accepted accounting principles;

      x. all cost incurred for the heating, ventilating and air-conditioning of the Building (including for greater certainty the Common Elements and the Rentable Premises);

      xi. interest calculated upon the undepreciated or unamortized part of the costs referred to in Section 6.02(b)(ix), at a rate per annum that is two percentage points above the average daily Prime Rate of Interest for the period during which the present interest is calculated;

      xii.  the Business Taxes, if any, payable by the Taxpayer;

      xiii. the cost (including taxes) of all electricity, fuel, steam, water, power, gas, natural gas and all other utilities used in or for the Building, including, for greater certainty, Common Elements and Rentable Premises;

      xiv. other costs and expenses not otherwise expressly excluded hereunder attributable to the ownership, operation, maintenance, supervision and administration of the Building, including expenses incurred or contributions made by the Landlord in respect of off-site facilities which are utilized by or benefit the Building (such as access roads and rights-of-way, and landscaping associated therewith), the fair rental value of space occupied by any on-site management office of and for the Building and reasonable costs and expenses attributable to off-site computer, accounting and other support services presently located at 1 Place du Commerce, suite 230, Nuns' Island, Verdun to the extent provided for the operation, maintenance, supervision and administration of the Building;

      xv. improvements, fixtures and equipment made or added for the greater comfort and convenience of the public or the tenants;

      xvi. any and all emphyteutic rent or other occupancy cost payable with respect to the Building; and

      xvii. an administration fee of fifteen percent of the costs referred to above but excluding those referred to in Section 6.02(b)(xi) .

From the total of the costs referred to in Sections 6.02(b)(i) to (xvii) (inclusive) there is deducted net proceeds of insurance actually recovered by the Landlord applicable to damage, to the extent of the corresponding costs of repairs included in the costs mentioned in Section 6.02(b).

SECTION 6.03 PAYMENT OF THE TENANT'S PROPORTIONATE SHARE OF THE INCREASE OF OPERATING EXPENSES

a) The Tenant will pay the amounts payable under Section 6.02 according to estimates or revised estimates made by the Landlord from time to time in respect of periods determined by the Landlord. The Tenant's payments will be made in monthly instalments in advance for the periods in respect of which the estimates are made. Within a reasonable time after the end of each Rental Year the Landlord will deliver to the Tenant a report prepared by the Landlord of the amounts referred to in Section 6.02 together with a statement prepared by the Landlord (collectively a "Statement") of the Tenant's Proportionate Share of those amounts. Such Statement shall contain reasonable details about the calculation of the amounts referred to in Section 6.02 and the Tenant's Proportionate Share thereof. If the Tenant has paid more than a Statement specifies, the excess will be, at the discretion of the Landlord, applied towards other amounts due by the Tenant or credited against future instalments of Tenant's Proportionate Share of the amounts referred to in Section 6.02 or refunded within a reasonable time after delivery of the Statement (unless the Tenant is then in default under any term or condition of this Lease). If the Tenant has paid less than a Statement specifies, the Tenant will pay the deficiency without delay upon receipt of the Statement. Failure of the Landlord to render any Statement shall not prejudice Landlord's right to render such Statement thereafter or with respect to any other period. The rendering of a Statement shall also not affect the Landlord's right to subsequently render an amended or corrected Statement. For greater certainty, Tenant is not entitled to any Gross Rent decrease and the Gross Rent will not in any manner be reduced or modified if during any Rental year, Operating Expenses be lesser than Base Operating Expenses.

b)    For the last Rental Year the Landlord may elect to either

      i. deliver to the Tenant, within a reasonable time after the last Rental Year, a Statement of the amounts referred to in Section 6.02 (which Statement, although it may involve estimates, will be considered final), or

      ii. deliver a Statement to the Tenant, within a reasonable time after the date when the last Rental Year would have ended if the Term had not expired or this Lease had not terminated.

      The Tenant will pay any deficiency to the Landlord, without delay upon receipt of the Statement, or the Landlord will pay to the Tenant any excess that the Tenant is entitled to, within a reasonable time after the Landlord delivers the Statement, (unless the Tenant owes money to the Landlord in respect of its obligations under this Lease).

c) If a Rental Year is less than twelve (12) months, the Tenant's Proportionate Share under Section 6.02 will be prorated on a per diem basis based on three hundred and sixty-five (365) days.


                             ARTICLE VII - UTILITIES

SECTION 7.01      ELECTRICITY

a) The Tenant will, if requested by the Landlord, install at its own expense, at a location designated by the Landlord, a separate check meter indicating demand and consumption for any utility, including without restriction, electricity, fuel, steam, water, gas and natural gas (the "Utilities"). If, at any time the Premises are equipped with a separate meter for any Public Utility Service, either because of the Landlord request or otherwise, then the Tenant shall make its own arrangements and pay directly to Public Utility Service all costs relating to the consumption of this Public Utility Service within the Premises. Having done same, the Tenant shall receive a maximum credit of seventy (70) cents per square foot of the Rentable Area of the Premises for the term of the Lease. Upon Landlord's request, from time to time, Tenant shall remit to Landlord the proof of said payment.

The Landlord is not liable for interruption or cessation of, or failure in the supply of Utilities, services or systems in, to or serving the Building or the Premises, whether they are supplied by the Landlord or others, and whether or not the interruption or cessation is caused by the Landlord's negligence or the negligence of any Person for whom the Landlord is responsible at law.

b) The Landlord shall have the exclusive right to replace bulbs, tubes and ballasts in the lighting system in the Premises, on either an individual or a group basis. The Tenant shall pay the cost of such replacement on the first day of each month or at the option of the Landlord upon demand. Any such payment by Tenant shall constitute final acceptance by Tenant of the price therefor and shall be final and binding and without return for any reason.

SECTION 7.02      INTERRUPTION OF SERVICES

The Landlord shall have the right without liability or obligation to the Tenant, and without such action constituting an eviction of the Tenant or a failure of Landlord to furnish peaceful enjoyment, to discontinue or modify any services or the supply of any Utilities required of it pursuant to this Article 7 or elsewhere in this Lease during such times as may be necessary, or as the Landlord may deem advisable by reason of accident or for the purpose of effecting repairs, replacements, alterations or improvements. Without limiting the generality of the foregoing, but in addition thereto, the Landlord shall not be liable for failure to supply the said services or Utilities in whole or in part for any reason whatsoever.


                 ARTICLE VIII - SERVICES TO BE SUPPLIED BY LANDLORD

SECTION 8.01      SERVICES

Landlord covenants and agrees that, so long as Tenant shall not be in default hereunder:

a) Landlord will, Monday through Friday except holidays in each week, cause the office portion of the Premises, excluding storage areas and private washrooms, to be cleaned, provided the same are kept in order by Tenant. Such cleaning may be done between the hours of 5:00 P.M. and 6:00 A.M. Windows will be cleaned from time to time as Landlord shall determine.

b) Landlord will provide automatic passenger elevator service in the Building between Business Hours and each business day. Landlord shall be under no obligation to provide operators for any such passenger elevators and the fact that Landlord may from time to time in its discretion provide operators shall in no way obligate Landlord to continue such provision.

      Tenant shall have free use of the elevators in common with others but Landlord shall not be liable for any damage caused to Tenant and its officers, agents, employees, servants, visitors, licensees or any Person permitted or tolerated to be in the Building by the Tenant by such others using the elevators in common or for any other cause or reason and Tenant shall indemnify and hold the Landlord harmless against any such claim.

c) The Landlord shall provide climate control to the Premises during Business Hours to maintain, in the reasonable opinion of the Landlord, a temperature adequate for normal occupancy, except during the making of repairs, alterations or improvements, provided that the Landlord shall have no liability for failure to supply climate control service when stopped as aforesaid or when prevented from doing so by repairs, or causes beyond the Landlord's reasonable control. Any re-balancing of the climate control partitions, equipment or fixtures by or on behalf of the Tenant or by any use of the Premises not in accordance with the design standards of such system will be performed by the Landlord at the Tenant's expense. The obligations of Landlord hereunder shall also be conditional upon the following:

      i. Tenant keeping all exterior windows closed at all times and blinds fully drawn on all windows exposed to the sun during the cooling cycle;

      ii. the average amount of electrical energy consumed by lights and machines in the Premises not exceeding 6 watts per square foot of the Net Rentable Area of the Premises;

      iii. the occupancy of the Premises not exceeding one person per hundred square feet of the Net Rentable Area of the Premises.

      All individual controls required by Tenant shall be installed at Tenant's expense.

      In case Landlord deems it necessary to run portions of the system through the Premises in order to serve other tenants, Tenant shall permit Landlord and its agents and contractors to perform such work in the Premises.

d)    N/A

e) Landlord shall be privileged, without liability or obligation to Tenant, to discontinue or modify any services required of it under this Article VIII or elsewhere in this Lease during such times as may be necessary, or as Landlord may deem advisable by reason of accident, or for the purpose of effecting repairs, replacements, alterations or improvements. Without limiting the foregoing but in addition thereto, Landlord shall not be liable to Tenant for failure for any reason to supply the said services or any of them, Landlord, however, undertaking to correct any such failure with reasonable diligence.


                        ARTICLE IX - USE OF THE PREMISES

SECTION 9.01      USE OF THE PREMISES AND TRADE NAME

a) The Premises shall be used and occupied for office purposes only and for no other purpose.

      Tenant shall not leave the Premises unoccupied or vacant (and surrender of the keys shall not be necessary in order that the Premises may be deemed unoccupied or vacant) during the Term. Acceptance of the surrender of this Lease shall not be effective unless made in writing and signed by Landlord.

      By way of further restriction to the specific purpose herein set forth the Tenant shall not carry on nor shall permit or tolerate

      i. any business on the Premises which is or is similar to the business carried on by a bank, or by a trust, acceptance or loan corporation, or by a corporation or organization engaged in the business of accepting money on deposit or lending money or operating a dental clinic; or

      ii.   any other activity restricted by the Rules and Regulations.

      The Tenant acknowledges and agrees that continuous occupancy of the Premises during the Business Hours is of the essence of this Lease and that any default of Tenant under this Section will cause grave prejudice to the Landlord which cannot be entirely compensated by the payment of a sum of money.

      The Tenant further acknowledges and covenants that, in addition to all other recourses of Landlord under this Lease or at law, Landlord can and is entitled to enforce any of the provisions of this Article, including without restriction, all negative and all positive covenants of the Tenant hereunder, by way of injunctive relief and that the filing of Landlord's affidavit stating the existence of a default hereunder shall be sufficient for the obtention of the injunctive relief sought by Landlord.

b) Without derogation to the provisions of Section 9.02(a), the Tenant will not use, permit to be used, or engage in any promotion or display bearing any trademarks or trade or business names or insignia in existence from time to time associated with the Building or owned or authorized for use by the Landlord or the Owners, without the Landlord's prior written consent, which consent may be unreasonably or arbitrarily withheld.

c) The Tenant shall not disturb the normal enjoyment of the other tenants and shall see and ensure that its officers, invitees, licensees, employees, servants, clients, agents, contractors, any Person for whom the Tenant is responsible at law and any Person the Tenant allows or tolerates to use or to have access to the Building or the Premises act in such a way as not to disturb the normal enjoyment of the other tenants and the Tenant shall indemnify and save the Landlord harmless from all loss, claims, actions, damages, liability and expenses in connection or arising from any violation of the foregoing.

SECTION 9.02      CONDUCT OF OPERATION

The Tenant will throughout the Term, conduct continuously and actively the office operation set out in Section 9.01 in the whole of the Premises. In the conduct of the Tenant's business, the Tenant will:

a) use the name and insignia that the Landlord requires in connection with the Building in the advertising of the Tenant's business in the Premises; claim no rights in those names, marks or insignia; promptly abandon or assign to the Landlord any such rights that it acquires by operation of law, and promptly execute the documents that the Landlord requests to give effect to this provision;

b) not allow or cause to exist or occur in the Premises anything which may be or result in a nuisance or annoyance to the Landlord or any visitor or tenants of the Building, or which shall be in breach of any by-law or other legal requirement or any reasonable requirement of any insurer under any policy affecting the Landlord or any part of the Building;

c)    N/A

d)    N/A

e) not allow or cause any act or omission to occur which may damage the Building or any business conducted therein, shall keep the Premises at all times orderly and tidy, in a clean and sanitary condition, free from rubbish and dirt, shall store all trash and refuse within the Premises (in refrigerated storage in the case of perishable goods) or such other location as may be specified by the Landlord from time to time, and shall arrange for the removal of such trash and refuse at the regular times specified by the Landlord for such removal and at such other times as may be approved by the Landlord. The Tenant shall not dispose of any trash or refuse in or about the Premises or anywhere else in the Building or allow or cause any sounds or odours to emanate from the Premises which are objectionable in the Landlord' sole opinion;

f) from time to time or upon request of Landlord make such renovations and replacements to the improvements, fixtures, furnishings, chattels and decorations in and of the Premises as may be necessary in order that same will be of first class quality and the Premises shall always be suitable for the proper operation of the office business required to be carried on therein, and in so doing shall obtain the consent of the Landlord wherever required under the Lease;

g) upon written notice by Landlord immediately cease and refrain from doing any advertisement or other publicity which in the absolute discretion of Landlord tends to lower the character, standing or reputation of the Building or may, in the absolute discretion of Landlord, negatively affect the reputation of the Landlord, the Building or any tenants thereof or which, in the absolute discretion of Landlord, create confusion in the public or induce the public in error;

h) not do, or permit anything to be done on or about the Premises or the Building which may injure or obstruct the rights of Landlord, or of other tenants or occupants of the Building, or of owners or occupants of adjacent or contiguous property, or do anything on or about the Premises or the Building or bring or keep anything therein which will in any way conflict with the regulations of the Fire, Police, or Health departments or with the rules, regulations, by-laws or ordinances of any governmental authority having jurisdiction over the Premises and\or the Building, all of which Tenant undertakes to abide by and conform to;

i) install and maintain at its cost such fire protection equipment including, without limitation, emergency lighting as is deemed reasonably necessary or desirable by Landlord or any governmental or insurance body, and if so required by Landlord or any such body Tenant shall appoint a warden to coordinate with the fire protection facilities and personnel of Landlord;

j) conduct no activity or exhibition having the effect in the absolute discretion of Landlord or unduly congesting a corridor, or any other activity considered offensive or improper by Landlord, shall be permitted or tolerated by Tenant in or about the Premises or the Building, and no sign, advertisement, notice, awning or electrical display shall be placed on any part of the outside or inside of the Premises and\or the Building, or in any area near the same, except with the written consent of Landlord.

Landlord shall have the right in its absolute discretion to enter into the Premises and the Building and to remove and\or eliminate anything not in conformity herewith.

SECTION 9.03      COMPLIANCE WITH AND OBSERVANCE OF LAW

a) The Tenant will comply with the statutes, regulations, ordinances or other governmental requirements relating to its ability to enter into and comply with this Lease.

b) The Tenant will comply at all times with all laws, by-laws, regulations and ordinances of all applicable governmental or quasi-governmental authorities which pertain to the Premises, the Tenant's use of the Premises, the conduct of business in the Premises, or the doing of work on or in the Premises. The Tenant is not required, however, to remedy work done by the Landlord in contravention of or without the permits required by law.

SECTION 9.04      ENERGY CONSERVATION

The Tenant will comply with reasonable requests of the Landlord for conservation of energy.

SECTION 9.05      ENVIRONMENTAL ASSESSMENT OF PREMISES

For the purposes of this Section:

"ENVIRONMENTAL ASSESSMENT" : means any evaluation, examination, assessment, study or test performed by the Landlord or conducted at the Landlord's request in connection with the environmental conditions of the Premises.

"ENVIRONMENTAL LIABILITY" : means any and all claims, actions, demands, damages, liabilities, fines, costs and expenses arising out of or in connection with any and all non-compliance by the Tenant, insofar as environmental provisions are concerned, with any federal, provincial or municipal statute, law, by-law, regulation, order, rule, directive, decision or the like adopted or rendered by any governmental, quasi-governmental, administrative, judicial or regulatory authority.

"HAZARDOUS SUBSTANCES" : means any contaminant, pollutant, dangerous or hazardous or toxic substance, liquid or solid or industrial waste as defined in or pursuant to any federal, provincial or municipal, statute, law, by-law, regulation, order, rule, directive, decision or the like adopted or rendered by any governmental, quasi-governmental, administrative, judicial or regulatory authority.

a) The Tenant shall, at any time during the Term and any extension or renewal thereof and upon prior verbal or written notice, provide the Landlord or any employee, servant or agent of the Landlord with access to the Premises for the purpose of conducting an Environmental Assessment of the Premises.

b)    In the event that:

      i. the Environmental Assessment referred to in Section 9.05(a) hereof indicates a previous and\or on-going or potential release, use, leak, deposit, addition, emission, discharge, generating, refining, treating, transportation, transfer, storage, handling, disposal, production or processing of Hazardous Substances on the Premises, not in strict compliance with all federal, provincial or municipal statute, law, by-law, regulation, order, rule, directive, decision or the like adopted or rendered by any governmental, quasi-governmental, administrative, judicial or regulatory authority; or

      ii. the Tenant received notice, written or otherwise, from any federal, provincial, municipal, administrative, judicial or regulatory authority that any violation of any federal, provincial or municipal statute, law, by-law, regulation, order, rule, directive, decision or the like adopted or rendered by any governmental, quasi-governmental, administrative, judicial or regulatory authority, has been, may have been, is about to be committed or is continuing on the Premises.

The Tenant shall immediately, upon receiving the Landlord's notice pursuant to
Section 9.05(b)(i) hereof or any notice referred to in Section 9.05(b)(ii) hereof,

      iii. take and carry out with all due diligence all the necessary measures, in strict compliance with all applicable laws, to prevent any potential or stop any on-going release, use, leak, deposit, addition, emission, discharge, generating, refining, treating, transportation, transfer, storage, handling, disposal, production or processing of Hazardous Substances on the Premises, and

      iv. take and carry out with all due diligence all remediation measures to remedy any previous, potential or on-going release, use, leak, deposit, addition, emission, discharge, generating, refining, treating, transportation, transfer, storage, handling, disposal, production or processing in strict compliance with all federal, provincial or municipal statute, law, by-law, regulation, order, rule, directive, decision or the like adopted or rendered by any governmental, quasi-governmental, administrative, judicial or regulatory authority.

c) Upon the expiry of the Term or any sooner termination of the Lease, the Tenant shall, at its own cost and expense and in strict compliance with all applicable laws, immediately take and carry out with all due diligence any and all measures to fully and completely remove from the Premises any and all Hazardous Substance as well as any container, tank or the like or any other material or object having been used or having served in connection with the Hazardous Substances.

d) If the Tenant fails to immediately take and carry out with all due diligence all the necessary measures and/or remediation measures referred to in Sections 9.05(b) and/or 9.05(c) hereof, the Landlord may, without prejudice to any other rights, remedies or recourses it may have, take such measures referred to in Section 9.05(b) and (c) hereof and charge the cost thereof to the Lessee plus a fifteen percent charge of the total costs for the Landlord's administrative charge. Nothing in this Lease shall be construed so as to obligate or require the Landlord to take any measures for which the Tenant is responsible hereunder. The Landlord may supervise any measures taken by the Tenant in or to the Premises and the Tenant shall pay to the Landlord, upon demand, all reasonable costs incurred by the Landlord with respect to such supervision.

e) The Tenant shall, from and after the Commencement Date, assume any and all Environmental Liability relating to the Premises, including, but not limited to, any liability for the clean-up of any Hazardous Substances on or flowing or otherwise escaping from the Premises.

f) The Tenant shall indemnify and save the Taxpayer harmless from all losses, claims, actions, demands, damages, liabilities, fines, costs and expenses arising out of or in connection with any and all Environmental Liability relating to the Premises from and after the Commencement Date. The obligations referred to in this Section 9.05 shall survive the expiration or sooner termination of this Lease.


                       ARTICLE X - INSURANCE AND INDEMNITY

SECTION 10.01     TENANT'S INSURANCE

a) The Tenant will maintain the insurance described below throughout the Term and any period when it is in possession of the Premises, and each policy of that insurance will name, as insureds, the Tenant, the Landlord (both in its capacity as Landlord and hypothecary creditor), the Owners and the Mortgagee as their respective interests may appear. The insurance which the Tenant is required to maintain is as follows:

      i. all risks (including flood) property insurance in an amount of at least ninety percent (90%) of the full replacement cost, insuring

            1) all property owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant, and located within the Building including, but not limited to, fittings, installations, alterations, additions, partitions, and all other leasehold improvements, and

            2) the Tenant's inventory, machinery, furniture, trade fixtures and movable equipment;

      ii. public liability and property damage insurance including personal injury liability, contractual liability, non-owned automobile liability, employers liability, and owners' and contractors' protective insurance coverage, with respect to the Premises and the Tenant's use of the Common Elements, with coverage including the activities and operations conducted by the Tenant and any other Person on the Premises and by the Tenant and any other Person performing work on behalf of the Tenant and those for whom the Tenant is in law responsible, in any other part of the Building. These policies will

            1) be written on a comprehensive basis with inclusive limits of at least Two Million Dollars ($2,000,000.00) per occurrence for bodily injury for any one or more Persons, or property damage, (but the Landlord, acting reasonably, or the Mortgagee, may require higher limits from time to time), and

            2) contain a severability of interests clause and cross liability clauses; and

      iii. any other form of insurance and with whatever higher limits the Tenant, the Landlord, acting reasonably, or the Mortgagee requires from time to time, in form, in amounts and for risks against which a prudent tenant would insure.

      iv.   Tenant's legal liability for full replacement cost of the Premises.

b) The policies specified under Sections 10.01(a)(i), 10.01(a)(ii) and 10.01(a)(iii) will contain the Mortgagee's standard mortgage clause and may have reasonable deductibles of up to three percent (3%) of the amount insured. If there is a dispute as to the amount of the full replacement cost, the Landlord will determine it.

c) The policies specified under Sections 10.01(a)(i), 10,01(a)(ii) and 10.01(a)(iii) will contain a waiver of any subrogation rights which the Tenant's insurers may have against all and any of the Landlord, the Owners, the Emphyteutic Lessors and the Mortgagee and those for whom all and any of them are or is in law responsible, whether the damage is caused by their act, omission or negligence.

d)    All policies will

      i.    be taken out with insurers acceptable to the Landlord;

      ii.   be in a form satisfactory to the Landlord;

      iii. be non-contributing with, and will apply only as primary and not excess to any other insurance available to all and any of the Landlord, the Owners and the Mortgagee;

      iv. not be invalidated as respects the interests of all and any of the Landlord, the Owners, the Emphyteutic Lessors (if any), and the Mortgagee by reason of any breach or violation of warranties, representations, declarations or conditions contained in the policies; and

      v. contain an undertaking by the insurers to notify the Landlord, the Owners and the Mortgagee in writing not less than thirty (30) days before any material change, cancellation, or termination.

e) The Tenant will deliver certificates of insurance in a form satisfactory to the Landlord , duly executed by the Tenant's insurers forty-eight (48) hours before entering the premises evidencing that the required insurance is in force, or, if required by the Landlord or the Mortgagee, the Tenant will deliver certified copies of each insurance policy as soon as possible after the placing of the insurance. No review or approval of any insurance certificate or insurance policy by the Landlord derogates from or diminishes the Landlord's rights under this Lease.

SECTION 10.02     INCREASE IN INSURANCE PREMIUMS

The Tenant will comply promptly with the loss prevention recommendations of the Landlord's insurer, pertaining to the Premises or the Building. If the occupancy of the Premises, the conduct of business in the Premises, or anything done or omitted by the Tenant results in an increase in premiums for the insurance carried by the Landlord with respect to the Building, the Tenant will pay the increase to the Landlord immediately on demand. In determining whether the Tenant is responsible for increased premiums and the amount for which the Tenant is responsible, a written document to that effect prepared by the Landlord's insurers shall be conclusive evidence.

SECTION 10.03     CANCELLATION OF INSURANCE

The Tenant will not do or permit anything to be done that results in the cancellation or threatened cancellation or the reduction of coverage under, or threatened reduction of coverage, under any insurance policy on the Building or any part of it.

SECTION 10.04     LOSS OR DAMAGE

Except for gross negligence or wilful misconduct of a Released Person (as hereinafter defined), none of the Landlord, the Owners, the Emphyteutic Lessors or the Mortgagee (collectively and individually "Released Persons") is liable for damage to property of the Tenant or of others located on the Premises or elsewhere, nor will they be responsible for disturbance of enjoyment of the Premises or for loss of or damage to, or loss of use of property of the Tenant or others from any cause, whether or not it results from the negligence or misconduct of a Released Person, its employees, servants, agents, contractors, any Person for whom a Released Person is responsible in law or any Person, another tenant or a Released Person allows or tolerates to use or to have access to the Building or the Premises. Without limiting the general intent of the previous sentence, except for gross negligence or wilful misconduct of a Released Person, no Released Person is liable for damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Premises or the Building or from pipes, appliances, plumbing works, roof or subsurface of any floor or ceiling, or from the street or any other place, or by dampness or by any other cause and no Released Person is liable for damage or inconvenience caused by other tenants or Persons allowed or tolerated by a Released Person or another tenant to use or to have access to the Building or Persons in the Building or by occupants of property adjacent to the Building, or the public, or caused by construction or by any private, public, or quasi-public work, or by an interruption, lessening or failure to supply any Utilities, or on account of the making of grosses reparations, alterations, repairs, improvements or structural changes to the Building, or any thing or service therein or thereon or contiguous thereto. All property of the Tenant or any other Person kept or stored in the Premises shall be so kept or stored at the risk and peril of the Tenant only and the Tenant releases the Released Persons and agrees to indemnify the Released Persons and save them harmless from any claims arising out of any damage to the same, including, without limitation, any subrogation claims by insurers.

Except for gross negligence or wilful misconduct of the Landlord, the Landlord shall not be liable for any damage suffered by the Tenant should any delay in the completion of the Premises or the Landlord's Work in any way delay or inconvenience the occupation or operation thereof or the enjoyment of the Building or accessories or services.

Except for gross negligence or wilful misconduct of the Landlord, the Landlord shall not be responsible for any damages caused to the Tenant by reason of failure of any equipment or facilities serving the Building or delays in the performance of any work for which the Landlord is responsible under this Lease.

SECTION 10.05     LANDLORD'S INSURANCE

The Landlord may maintain, throughout the Term, in those reasonable amounts, and with those reasonable deductions that a prudent owner of a building similar to the Building would maintain, having regard to size, age and location,

a) all risks insurance on the Building (excluding the foundations and excavations) and the machinery, boilers and equipment contained in it and owned by the Landlord, or the Owners;

b) public liability and property damage insurance with respect to the Landlord's operations in the Building; and

c) whatever other forms of insurance the Landlord, the Owners or the Mortgagee reasonably consider advisable.

This Section does not relieve the Tenant from liability arising from or contributed to by its negligence or its misconduct; no insurable interest is conferred on the Tenant under any policies of insurance carried by the Landlord; and the Tenant has no right to receive proceeds of any of those policies.

SECTION 10.06     INDEMNIFICATION OF THE RELEASED PERSONS

Despite anything else in this Lease, the Tenant will indemnify the Released Persons and save them harmless from all loss (including loss of Rent payable by the Tenant under this Lease), claims, actions, damages, liability and expenses in connection with loss of life, personal injury, damage to property or any other loss or injury arising from this Lease, or any occurrence in, on, or at the Premises, or the occupancy or use by the Tenant of the Premises, or any part of them, or occasioned wholly or in part by an act or omission of the Tenant, its officers, invitees, licensees, employees, servants, clients, agents, contractors or any Person for whom the Tenant is responsible in law or any Person allowed or tolerated to use or to have access to the Premises or the Building by the Tenant. However, the Tenant is not required to indemnify the Released Persons or save them harmless from loss, claims, actions, damages, liability or expenses when they arise directly from the negligence of the Released Persons.


                 ARTICLE XI - MAINTENANCE, REPAIRS AND ALTERATIONS

SECTION 11.01     MAINTENANCE AND REPAIRS BY THE TENANT

Subject to Article XII, the Tenant will keep the Premises and all improvements in on or serving them (including, without restriction, all Premises Work and Tenant's Work) in first class condition. Notwithstanding Article 1864 of the Civil Code of Quebec or similar legislation, the Tenant shall at all times during the Term or any extension or renewal thereof at its own cost and expense maintain, repair and replace the Premises (including, without restriction, all Premises Work and Tenant's Work) and shall keep the same and every part thereof, in good order and condition to a standard consistent with a first class office building, with the exception only of those repairs which are the obligations of the Landlord under this Lease. At the expiry or termination of this Lease, the Tenant will,

a) leave the Premises in the same condition as it was required to keep them in during the Term,

b) deliver all keys for the Premises to the Landlord at the place then fixed for the payment of Rent,

c) give to the Landlord the combinations of any locks, safes, and vaults in the Premises, and (d) comply with Section 11.07(b).

If the Tenant fails to carry out any maintenance, repairs, replacement or work required to be carried out by it under this Lease to the reasonable satisfaction of the Landlord, the Landlord may at its option carry out such maintenance, replacement or repairs without any liability for any resulting damage to the Tenant's property or business. The cost of such work, plus a sum equal to fifteen percent of such cost representing the Landlord's administrative charge, shall be paid by the Tenant to the Landlord on demand.

If Tenant demands from Landlord to maintain, repair and replace work required to be carried out under this Lease and under the Tenant responsibility, the Landlord may at its option carry out such maintenance, replacement or repairs without any liability for any resulting damage to the Tenant's property or business, the cost of such work plus an administrative charge of fifteen percent of such cost shall be paid by the Tenant to the Landlord on demand. The Tenant shall without delay notify the Landlord in writing of any damage to, defect in or malfunction of any water pipe, heating, air conditioning or ventilating system, or electrical wiring, or other system located in or serving the Premises, whether or not the maintenance and repair thereof is the responsibility of the Landlord.

SECTION 11.02     APPROVAL OF THE PREMISES WORK

a) The Tenant will not make repairs, alterations, replacements, decorations or improvements (individually and collectively, "Premises Work") to the Premises without the Landlord's prior written approval, which approval will not be unreasonably withheld, if,

      i. the Premises Work will equal or exceed the then current standard for the Building;

      ii.   adequate plans and specifications are produced;

      iii. the Tenant obtains the consents, permits and other governmental approvals that are required; and

      iv. the Tenant provides to the Landlord reasonable assurances that it will comply with Section 11.02(b).

b)    The Premises Work will be performed,

      i. by competent workmen whose labour union affiliations are compatible with others employed by the Landlord and its contractors,

      ii.   in a good and workmanlike manner,

      iii. in accordance with the plans and specifications approved by the Landlord, and

      iv.   in accordance with the Landlord's reasonable requirements.

c) The Landlord may require that any maintenance to the Premises, Premises Work, or improvements installed to benefit the Premises, be performed by the Landlord at the Tenant's cost if they affect,

      i.    the structure of the Premises,

      ii.   the Common Elements, or

      iii. any part of the Building outside the Premises. As the work progresses, the Tenant will pay from time to time to the Landlord, on demand, the Landlord's costs including architectural and engineering consultants fees plus an administration fee of fifteen percent of the total costs.

d) The Tenant must immediately obtain at the end of the Premises Work, one or more certificates from the Commission de la Sante et de la Securite du Travail certifying that the Persons who completed the Premises Work, as the case may be, have complied with all the requirements provided for by the LOI DES ACCIDENTS DU TRAVAIL and by the LOI SUR LA SANTE ET LA SECURITE DU TRAVAIL and that such Persons are duly registered members and that they are in good standing at the date of the certificate(s). The Tenant will remit to the Landlord the certificate(s) upon receipt thereof.

e) In the performance of and contracting for any Premises Work, the Landlord and the Tenant acknowledge and agree that the Tenant is not and shall be deemed not to be an agent or mandatary of Landlord.

SECTION 11.03     MAINTENANCE AND REPAIRS BY THE LANDLORD

Subject to Article XII, the Landlord will maintain and repair the Common Elements as would a prudent owner of a similar building, having regard to size, age and location but the cost will be included under Section 6.02. The obligations of the Landlord under this Section 11.03 are subject to the following exceptions:

a) any occurrence which is not covered by insurance maintained by the Landlord or the cost of repair or restoration which exceeds the proceeds of such insurance actually received by the Landlord;

b) damage or destruction or expropriation as set out in Article XII, in the circumstances where the Lease will terminate; and

c) damage or injury caused by or resulting from any negligence, fault, omission, want of skill, act or misconduct of the Tenant, its officers, agents, clients, servants, employees, contractors, invitees, licensees or any Person for whom the Tenant is responsible in law or any Person allowed or tolerated by the Tenant to use or to have access to the Building or the Premises.

SECTION 11.04     REPAIRS WHERE THE TENANT IS AT FAULT

If the Building or any part of it requires repair, replacement or alteration,

a) because of the negligence, fault, omission, lack of skill, act or misconduct of the Tenant or its officers, agents, servants, employees, contractors, clients, invitees or licensees or any Person for whom the Tenant is responsible at law or any Person allowed or tolerated by the Tenant to use or to have access to the Building or the Premises,

b) due to the requirements of governmental authorities relating to the Tenant's conduct of business, or

c) as a result of the Tenant stopping up or damaging the heating apparatus, water pipes, drainage pipes or other equipment or facilities or parts of the Building,

The cost of the repairs, replacements or alterations plus a sum equal to fifteen percent of the cost for the Landlord's administrative charge will be paid by the Tenant to the Landlord on demand.

SECTION 11.05     TENANT NOT TO OVERLOAD

The Tenant will not install equipment that overloads the capacity of a utility, electrical, or mechanical facility in the Premises and will not,

a) bring into the Premises any utility, electrical, or mechanical facility or service of which the Landlord does not approve, or

b) bring upon the Premises, anything that might damage them or overload the floors. If damage is caused to the Premises or to the Building by the act, neglect, fault, lack of skill, or misuse of the Tenant or its officers, agents, servants, employees, contractors, clients, invitees, licensees or Persons for whom the Tenant is responsible in law or any Person allowed or tolerated by the Tenant to use or to have access to the Building or the Premises or generally any Person having business with the Tenant, the Tenant will repair the damage, or at the Landlord's option, pay to the Landlord on demand the cost of repairing the damage plus a sum equal to fifteen percent of the costs for the Landlord's administrative charge.

Perimeter walls, division walls and all partition walls shall not be utilized in any way as a bearing for the storage of goods or merchandise. If said walls are so used, the Tenant will be held fully responsible for any damages which may result from such use.

SECTION 11.06     INSTALLATION OF TRADE FIXTURES

a) The Tenant will install only first-class trade fixtures owned by it of a type usual for its business and in good and sufficient manner, but not so as to damage or impair the structure or the heating, ventilating, air-conditioning, plumbing, electrical or mechanical systems or any other basic systems of the Premises or the Building, nor so as to impair their good working order.

B)    MOVED TO SECTION 17.19(e).

c) In no event will such Guarantee, which the Tenant may wish to give, affect property which is or may become the Landlord's pursuant to the terms of this Lease.

d)    N/A

e)    N/A

f) The Tenant agrees to furnish the Premises with, and to maintain therein at all times during the Term and any renewal or extension thereof, a sufficient quantity of inventory, equipment, furniture, trade fixtures and other effects owned by the Tenant.

G)    MOVED TO SECTION 17.19(f).


SECTION 11.07     REMOVAL AND RESTORATION BY THE TENANT

All Premises Work (including any Tenant's Work) done by the Tenant, or by the Landlord or others for the Tenant (but not the Tenant's trade fixtures) is the property of the Landlord on affixation or installation, without compensation to the Tenant. The Tenant will not remove any Premises Work (including any Tenant's
Work) or trade fixtures from the Premises at any time except that:

a) the Tenant may not during the Term in the ordinary course of its business obtain the prior written consent of the Landlord, to remove its trade fixtures if they have become excess for the Tenant's purposes, or the Tenant substitutes new and similar trade fixtures; and

b) the Tenant shall, at the expiry or earlier termination of the Term, at its sole cost, remove its trade fixtures in the Premises. The Tenant shall forthwith at its own expense repair any damage caused or occasioned to the Premises or Building by such removal. If Tenant fails to remove its trade fixtures on the expiry or earlier termination of the Term, they will, at the Landlord's option, become the property of the Landlord without compensation and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable without any liability whatsoever VIS A VIS the Tenant; and

c) the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, either remove such of the Premises Work as the Landlord shall require to be removed, and restore the Premises to Landlord then current base building standard to the extent required by the Landlord, or at the Landlord's option, pay to the Landlord the estimated cost of such removal and restoration as determined by the Landlord, acting reasonably. In the event the Landlord elects that the Tenant shall perform the required work, then

      i. the Tenant shall submit detailed demolition drawings to the Landlord for its prior approval, and such work shall be completed under the supervision of the Landlord,

      ii. the Tenant shall, at its expense, repair any damage caused to the Premises or Building by such removal, and

      iii. if the Tenant fails to complete such work by the expiry or earlier termination of the Term the Tenant shall pay compensation to the Landlord for each day following the expiry or earlier termination of the Term until the completion of such work, at a rate equal to the double of the per diem Rent payable during the month preceding the expiry or earlier termination of the Term, which sum is agreed by the parties to be the minimum amount of damages suffered by the Landlord for the loss of use of the Premises and to be without prejudice of the Landlord proving a greater amount of damages and availing itself of any other recourse or remedy under this Lease, at law or in equity, including injunctive relief.

Nothing herein contained authorizes the Tenant to complete the aforesaid work after the expiry or earlier termination of the Term. The Premises Work required by the Landlord to be removed hereunder, shall upon their removal by the Tenant pursuant to the provisions of this subsection be deemed to be the Tenant's property without compensation to the Landlord.

SECTION 11.08     TENANT TO DISCHARGE ALL HYPOTHECS

The Tenant will promptly pay all charges incurred by it or on its behalf for any work, materials or services supplied or done in respect of the Premises so as to ensure that no hypothec or other encumbrance affects or is registered against Tenant's assets or against the Building or any part of it or against the Landlord's or the Owners' interest in the Building, or against the Tenant's interest in the Lease or Premises. If the Tenant defaults under this section the Landlord may discharge and radiate the hypothec or other encumbrance by paying the amount claimed to be due into court or directly to the creditor having registered a hypothec and the total amount so paid, as well as the costs and expenses (including legal fees on a solicitor and client basis) incurred as the result of the registration of the hypothec or other encumbrance, including the radiation and discharge of the hypothec or other encumbrance, will be paid by the Tenant to the Landlord on demand.

SECTION 11.09     RIGHT TO ENTER AND INSPECT

The Landlord or any employees, servant or agent of the Landlord shall be entitled at any time and from time to time to enter and examine the state of maintenance, repair, decoration and order of the Premises, and all equipment and fixtures therein or thereon, and otherwise ascertain whether the Tenant is performing its obligations hereunder; and the Landlord may give notice to the Tenant requiring that the Tenant perform such maintenance or effect such repairs or replacements as the Landlord may find necessary from such examination; the failure of the Landlord to give such notice shall not, however, relieve the Tenant from its obligations to maintain, repair, decorate and keep the Premises and appurtenances in good order as required by this Lease. Nothing in this Lease shall be construed to obligate or require the Landlord to make any repairs to the Premises but the Landlord shall have the right at any time to make emergency repairs without notice to the Tenant and charge the costs thereof to the Tenant plus an administration fee equal to fifteen percent thereof. Should the Tenant fail to fulfil its obligations under the present Section, the Landlord may, without prejudice to any of its other rights and recourses, after having given the Tenant ten (10) days' written notice of any deficiency, itself, correct such deficiency at the expense of the Tenant, in which event, the Tenant shall be obliged to reimburse the sum so expended to the Landlord plus an administration fee equal to fifteen percent thereof, and the aggregate thereof shall be deemed to be payable by the Tenant to the Landlord on the date of disbursement of the sum so expended by the Landlord.

SECTION 11.10     ENTRY NOT FORFEITURE

No entry into the Premises or anything done therein by the Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by the Landlord in writing) shall constitute a repossession or forfeiture, or an actual or constructive eviction. The Tenant shall have no claim for damages or loss suffered as a result of any such entry or thing, except in the case of gross negligence or wilful misconduct by the Landlord in the course of such entry. Moreover, the Landlord shall in no event be responsible for the acts or negligence of any Persons providing cleaning services in the Building.


               ARTICLE XII - DAMAGE AND DESTRUCTION AND EXPROPRIATION

SECTION 12.01     INTERPRETATION OF ARTICLE XII

In this Article:

a) "DAMAGE" means damage (including but not limited to, smoke and water damage and damage that amounts to destruction) that

      i. for the purpose of Section 12.02 results from a peril against which the Landlord is insured, and

      ii. for the purpose of Section 12.03 results from any cause, and "DAMAGED" has a corresponding meaning;

b) "EXPROPRIATED" means expropriated by a governmental authority, or transferred, conveyed, or dedicated in contemplation of a threatened expropriation, and "EXPROPRIATION" has a corresponding meaning;

c) "LANDLORD'S WORK" and "TENANT'S WORK" means the work described as Landlord's Work and Tenant's Work respectively, in Schedule "C"; and

d) "USABLE" means usable by the Tenant for the purpose contemplated by this Lease.

SECTION 12.02     DAMAGE TO THE PREMISES

Subject to Section 12.03, if the Premises are Damaged the Landlord will repair or reconstruct the Premises promptly, to the extent of the Landlord's Work (if any). If part or all of the Premises is not Usable because of the Damage, Gross Rent (but not Additional Rent) will abate in the proportion that the Net Rentable Area of the part of the Premises that is not Usable is to the Net Rentable Area of the whole of the Premises, from the date of the Damage until substantial completion of the Landlord's Work. When the Landlord notifies the Tenant that it has completed enough of the Landlord's Work to enable the Tenant to start the Tenant's Work, the Tenant will complete the Tenant's Work and reopen the whole of the Premises for operation as soon as possible but in any case within thirty (30) days after the Landlord's notice. No capital allowance, inducement to lease, or other payment (if any) that was made to the Tenant at the time of, or in connection with the original construction of the Premises will be payable by the Landlord to the Tenant. Notwithstanding the foregoing, the Tenant will not be entitled to any abatement of Gross Rent if the Damage resulted or was occasioned by any act, fault, misconduct, negligence, omission or lack of skill of the Tenant, its officers, servants, employees, contractors, invitees, agents, clients or licensees, or by any Person for whom the Tenant is responsible at law or by any Person allowed or tolerated by the Tenant to use or to have access to the Building or the Premises.

SECTION 12.03     DAMAGE TO OR EXPROPRIATION OF THE BUILDING

a)    Despite anything else in this Lease, if:

      i. more than thirty-five percent (35%) of the Total Rentable Area of the Building is Damaged or Expropriated, whether or not the Premises are Damaged or Expropriated; or

      ii. more than thirty-five percent (35%) of the floor area of the Common Elements (excluding the Parking Facilities) or more than twenty percent (20%) of the Parking Facilities is Damaged or Expropriated, whether or not the Premises are Damaged or Expropriated, the Landlord may, by written notice to the Tenant within ninety (90) days after the Damage or Expropriation, terminate this Lease, effective thirty (30) days after the notice, and all Rent will abate as of the effective date of the termination. The Tenant will have no claim, action, right of action or any other demand against the Landlord as a result of or arising from any such early termination of this Lease.

b)    If the Building is Damaged or Expropriated to the extent described in
      Section 12.03(a) and the Landlord does not terminate this Lease, the Landlord will promptly rebuild or repair the Building to the extent of its obligations under its leases for Rentable Premises but the Landlord may use plans and specifications and working drawings that are different in content from those used in the original construction of the Building or any part of it and the rebuilt or repaired Building may be different in configuration, size or design from the Building before the Damage or Expropriation.

c) The Landlord and the Tenant will co-operate with each other if there is an Expropriation of all or part of the Premises or the Building, so that each may receive the maximum award that it is entitled to at law. To the extent, however, that a part of the Building, other than the Premises, is Expropriated, the full proceeds that are paid or awarded as a result, will belong solely to the Landlord, and the Tenant hereby irrevocably assigns to the Landlord any rights that it may have or acquire in respect of the proceeds or awards and will execute the documents that the Landlord reasonably requires in order to give effect to this assignment subject to his relocation at Landlord's cost to similar premises located on Nun's Island and according to Section 17.17. Whether the Lease is terminated or not, the Tenant will have no claim, action, right of action or any other demand against the Landlord as a result or arising from the Expropriation of all or any part of the Building.

SECTION 12.04     ARCHITECT'S CERTIFICATE

A certificate issued by the Architect will bind the parties concerning any of the matters that need to be determined under this Article.


                            ARTICLE XIII - ASSIGNMENT

SECTION 13.01     CONSENT REQUIRED

a)    In this Article "TRANSFER" means,

      i. an assignment, sale, conveyance, sublease, disposition or licensing of this Lease or the Premises, or any part of them, or any interest in this Lease (whether or not by operation of law) or in a partnership that is a Tenant under this Lease,

      ii. a hypothec, charge or debenture (floating or otherwise) or other encumbrance of this Lease or the Premises or any part of them or of any interest in this Lease or of a partnership or partnership interest where the partnership is a Tenant under this Lease,

      iii. a parting with or sharing of possession of all or part of the Premises, and

      iv. a transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription of all or part of the corporate shares of the Tenant or an "AFFILIATE" (as that term is defined on the date of this Lease under the Canada Business Corporations Act) of the Tenant which results in a change in the effective voting control of the Tenant.

"TRANSFEROR" and "TRANSFEREE" have meanings corresponding to the definition of "TRANSFER" set out above, (it being understood that for a Transfer described in Section 13.01(a)(iv) the Transferor is the Person that has effective voting control before the Transfer and the Transferee is the Person that has effective voting control after the Transfer).

b) The Tenant will not effect or permit a Transfer without the prior written consent of the Landlord which consent will not be unreasonably withheld but shall be subject to the Landlord's right under Section 13.02, except that despite any other statute or law:

      i. without limiting the grounds upon which a Transfer may be refused, the Landlord may refuse its consent for any of the following reasons and each of the following constitutes and is deemed to constitute a serious reason for Landlord to refuse its consent:

            1) the length of time since the Commencement Date is less than twenty-four (24) months;

            2) covenants, restrictions, or commitments given by the Landlord to other tenants or prospective tenants in the Building or to Mortgagees, the Owners, or other parties regardless of when given, prevent or inhibit the Landlord from giving its consent to the Transfer;

            3)    the Transferee,

                  A) does not have a history of successful business operation in the business to be conducted in the Premises,

                  B) does not have a good credit rating and a substantial net worth,

                  C) is not able to finance the Transferee's acquisition of its interest in the Premises and its operations in the Premises without a material risk of defaulting under this Lease and in a manner that will enable the Transferee to carry on business successfully in the Premises throughout the Term or

                  D) is a Person to whom the Landlord would not rent premises in the Building;

            4) there is a history of defaults under commercial leases by the Transferee, or by companies or partnerships in which the Transferee or any of its principals, directors, senior officers or principal shareholders was a director, officer, principal shareholder or partner at the time of the defaults ;

            5) the length of time since the previous Transfer is less than twenty-four (24) months;

            6) the length of time remaining unexpired in the Term is less than eighteen (18) months;

            7) the Transfer is a hypothec, charge, or other encumbrance of, or in respect of, this Lease or the Premises or any part of them;

            8)    the provisions of Section 13.03(g)(i) are not respected;

            9) the Tenant is in default to any of its obligations or covenants under this Lease;

            10) the Landlord has or will have during the next six (6) months space for rent in the Building or in other building owned by the Taxpayer or a related Person and situated on Nun's Island;

            11)   the Transferee is a tenant of the Building;

            12) the Landlord does not receive sufficient information from the Tenant or the Transferee to enable it to make an enlightened determination concerning the matters set out above; and

      ii. the Landlord shall have no liability for any claims, actions, damages, liabilities, losses or expenses of the Tenant or any proposed Transferee as a result of the Landlord unreasonably withholding its consent to any Transfer. The Tenant agrees that its only remedy shall be to bring an application for a declaration that the Landlord shall grant its consent to such Transfer.

c)    Section 13.01(b) does not apply to

      i.    a Transfer that occurs on the death of the Transferor, or

      ii. a Transfer described in Section 13.01(a)(iv) which occurs when the Tenant is a corporation whose shares are traded and listed on a stock exchange in Canada or the United States or is a subsidiary of such a corporation.

      However, if after such a Transfer the Tenant fails to satisfy the Landlord, (who is to act reasonably) that there will be continuity or improvement of the business practices and policies of the Tenant that existed before the Transfer, the Landlord may, at any time after the Transfer, until sixty (60) days after the Tenant notifies the Landlord in writing of the Transfer, notify the Tenant of its dissatisfaction and a default of Section 13.01(b) will be considered to have occurred as of the date of the Landlord's notice.

d) When a Transfer is consented to by the Landlord, the Tenant must complete the same within thirty (30) days of Landlord's consent and at the exact terms and conditions disclosed to Landlord. Should such Transfer not be fully completed within the aforementioned delay, Landlord's consent will automatically lapse and the Tenant shall be required to apply anew for Landlord's consent and the provisions of this Article XIII shall again apply to such Tenant's request and proposed Transfer.

SECTION 13.02     LANDLORD'S RIGHT TO TERMINATE

If the Tenant intends to effect a Transfer, the Tenant shall give prior notice to the Landlord of such intent specifying the identity of the Transferee, the type of Transfer contemplated, the portion of the Premises affected thereby and the financial and other terms of the Transfer, and shall provide such financial, business or other information relating to the proposed Transferee and its principals as the Landlord or any Mortgagee requires, together with copies of any documents which record the particulars of the proposed Transfer. Notwithstanding Article 1871 of the Civil Code of Quebec or similar legislation, the Landlord shall, within 30 days after having received such notice and all requested information, notify the Tenant either that:

a) it consents or does not consent to the Transfer in accordance with the provisions and qualifications of this Article XIII;

b) it elects to terminate this Lease as to the whole or part, as the case may be, of the Premises affected by the proposed Transfer, in preference to giving such consent.

If the Landlord elects to terminate this Lease (as to the whole or part) it shall stipulate in its notice the termination date of this Lease, which date shall be no less than 30 days nor more than 90 days following the giving of such notice of termination. If the Landlord elects to terminate this Lease (as to the whole or part), the Tenant shall notify the Landlord within 10 days thereafter of the Tenant's intention either to refrain from such Transfer or to accept termination of this

Lease as to the whole or the portion of the Premises in respect of which the Landlord has exercised its rights. If the Tenant fails to deliver such notice within such 10 days or notifies the Landlord that it accepts the Landlord's termination, this Lease will as to the whole or affected part of the Premises, as the case may be, be terminated on the date of termination stipulated by the Landlord in its notice of termination. If the Tenant notifies the Landlord within the said 10-day delay that it intends to refrain from such Transfer, then the Landlord's election to terminate this Lease shall become void. In any event, the Tenant shall have no claim, action, right of action or any other demand against the Landlord by reason of the choice of the latter to put an end to the Lease, in accordance with the provisions of the present Section.

SECTION 13.03     TERMS AND CONDITIONS RELATING TO CONSENTS

The following terms and conditions apply in respect of a consent given by the Landlord to a Transfer:

a) the consent by the Landlord is not a waiver of the requirement for consent to subsequent Transfers;

b) if there is a permitted Transfer, the Landlord may collect rent from the Transferee and apply the next amount collected to the Rent payable under this Lease but no acceptance by the Landlord of rent or other payments by a Transferee is,

      i. a waiver of the requirement for the Landlord to consent to the Transfer,

      ii.   the acceptance of the Transferee as Tenant, or

      iii.  a release of the Tenant from its obligations under this Lease;

c) the Transferee shall not under any circumstance make any advance payment of any amount to the Tenant;

d) any Transferee that is a sub-tenant shall for ever waive any right it may have to exercise any of the rights and remedies of the Tenant against the Landlord;

e) the Transferor, unless the Transferee is a sub-tenant of the Tenant, will retain no rights under this Lease in respect of obligations to be performed by the Landlord or in respect of the use or occupancy of the Premises after the Transfer;

f) the Tenant and the Transferee will execute an agreement directly with the Landlord agreeing that the Transferee be bound by this Lease as if the Transferee had originally executed this Lease as Tenant and the Transferor, notwithstanding any legislation to the contrary, including without limitation, Article 1873 of the Civil Code of Quebec, shall not be released of any of its obligations under the Lease but will remain jointly and severally responsible with the Transferee for the fulfilment of all obligations of the Tenant under this Lease for the Term and any renewal or extension thereof, the whole without novation or derogation of any kind, and without the exception of subrogation under the provisions of Article 1531 of the Civil Code of Quebec or any similar legislation, and if required by the Landlord, the Transferor will execute any document required by the Landlord's to further evidence the foregoing;

g) the Landlord's consent to any Transfer shall be subject to the conditions that:

      i. the gross and additional rent payable by the Transferee, calculated on a square footage basis if the Transfer only affects a part of the Premises (which, for the purposes of this subsection, shall be calculated by deducting therefrom, the aggregate amount or value of all and any incentives whatsoever given or granted to the Transferee including without restriction, payment, allowance, free rent period and lease takeover), shall not be at any time during the Transfer less than the Rent payable by the Tenant under this Lease at the corresponding time (including any increases provided for in this Lease); and

      ii. if the gross and additional rent to be paid by the Transferee under such Transfer exceeds at any time during the Transfer the Rent payable under this Lease at the corresponding time (on a square footage basis if the Transfer only affects a part of the Premises), the amount of such excess shall be paid by the Tenant to the Landlord in addition to all Rent payable under this Lease, and such excess rent shall be deemed to be further Additional Rent. If the Tenant receives from any Transferee, either directly or indirectly, any consideration other than rent for such Transfer, either in the form of cash, goods or services (other than the proceeds of any financing as the result of a Transfer involving a mortgage, charge or similar security interest in this Lease) the Tenant shall forthwith pay to the Landlord an amount equivalent to such consideration. The Tenant and the Transferee shall execute any document required by the Landlord to give effect to the foregoing terms.

h) any documents relating to a Transfer or the Landlord's consent will be prepared by the Landlord or its attorneys and all of the legal costs of the Landlord together with a reasonable administration charge of at least Two Hundred and Fifty Dollars ($250.00) will be paid to the Landlord by the Tenant on demand and the Landlord and Tenant acknowledge, covenant and agree that the foregoing amounts constitute reasonable costs and expenses payable to the Landlord in relation with the foregoing;

i) if this Lease is repudiated, disaffirmed, disclaimed, surrendered (except with the consent of the Landlord) or terminated by a Transferee, by any trustee in bankruptcy of a Transferee, or by a court representative, the original Tenant named in this Lease or any Transferee (except the bankrupt or insolvent Transferee) will be considered, upon Landlord's notice (which the Landlord may elect to give to the Tenant within thirty (30) days of the repudiation, disaffirmation, disclaimer, surrender or termination), to have entered into a lease (the "Remainder Period Lease") with the Landlord, containing the same terms and conditions as this Lease modified, however, by increasing the Gross Rent based on the formula in Section 13.02(g) (it being agreed that the commencement date of the Remainder Period Lease will be considered to be the date of the repudiation, disaffirmation, disclaimer, surrender or termination, and the expiration date of the Remainder Period Lease shall be the date on which this Lease would have expired had the repudiation, disaffirmation, disclaimer, surrender or termination not occurred) and with the exception that there will be no allowance, incentive or other payment by Landlord, no rent free period and that there will be no improvement or construction work by Landlord;

j) any option or other right of Tenant to renew or extend the Term, shall automatically and without any other document or notice become absolutely null and void and of no further effect upon the occurrence of any Transfer eventhough the Tenant had notified the Landlord in writing before the occurrence of the Transfer of its exercise of its option or other right to renew or extend the Term.

SECTION 13.04     NO ADVERTISING OF THE PREMISES

The Tenant will not offer or advertise the whole or any part of the Premises or this Lease for the purpose of a Transfer and will not permit a broker or other Persons to do so.

SECTION 13.05     SALES AND OTHER DISPOSITIONS BY THE LANDLORD

If the Landlord sells, leases or otherwise transfers or disposes of the Building or any part of it, or if the Landlord assigns this Lease or any interest of the Landlord under it, to the extent that the purchaser, lessee, transferee or other disposee agrees with the Landlord to assume the Landlord's obligations under this Lease, the Landlord will be forever released from those obligations.


                      ARTICLE XIV - ACCESS AND ALTERATIONS

SECTION 14.01     RIGHT OF ENTRY

a) It is not a breach of any obligation for quiet enjoyment if the Landlord enters the Premises at reasonable times after twenty-four (24) hours notice, (but if the Landlord, determines there is an emergency no notice is required),

      i. to make works, repairs, alterations, improvements or additions to the Premises or the Building or adjacent property, or

      ii. to excavate land adjacent to or subjacent to the Premises, and the Landlord may take material into and on the Premises for those purposes.

This right extends to (and is not limited to) the pipes, conduits, wiring, ducts, columns and other installations in the Premises. Rent will not abate or be reduced while the repairs, alterations, improvements or additions are being made and the Landlord is not liable for any damage to the property of the Tenant or others located on the Premises as a result of the entry regardless of how the damage is caused.

b) The Landlord may, during the Term and any extension or renewal thereof enter the Premises at reasonable times to show them to prospective purchasers, tenants or Mortgagees. During the twelve (12) months before the expiry of the Term, the Landlord may display on the Premises "For Rent" or "For Sale" notices of reasonable size and number, and in reasonable locations.

c) If the Premises are not open when, for any reason, an entry therein is necessary or permissible, the Landlord may enter the Premises by a key, or by force, without rendering the Landlord liable therefore and without in any way affecting the obligations of the Tenant under this Lease. Moreover, if Tenant decides to change his locks during the Term, he shall give to Landlord three (3) keys for each lock changed.


                  ARTICLE XV - STATUS STATEMENT AND SUBORDINATION

SECTION 15.01     STATUS STATEMENT

Within ten (10) days after the Landlord requests it from the Tenant, the Tenant will deliver to the Landlord, on a form supplied by the Landlord, a status statement or certificate to the Owners, any proposed or actual Mortgagee, or any proposed purchaser, or other disposee of part or all of the Building and to the Landlord, stating:

a) that this Lease is in full force and effect, except only for any modifications that are set out in the statement or certificate;

b)    the commencement and expiry dates of the Lease;

c) the date to which Rent has been paid under this Lease and the amount of any prepaid Rent or any deposits held by the Landlord;

d) that the Gross Rent and the Additional Rent are then accruing under this Lease or the dates on which each of these will start accruing;

e) that the Premises are free from any construction deficiencies, or if there are such deficiencies, the certificate will state the particulars;

f) that there is not any uncured default on the part of the Landlord or if there is a default, the certificate will state the particulars;

g) whether there are any set-offs, defences or counter-claims against enforcement of the obligations to be performed by the Tenant under this Lease;

h) with reasonable particularity, details concerning the Tenant's and any Surety's financial standing and corporate organization; and

i) any other information or statement that the Owners, an actual or proposed Mortgagee, a proposed purchaser, or other disposee may reasonably require.

SECTION 15.02     SUBORDINATION

a) This Lease is and will remain subordinate to every hypothec, emphyteutic lease, charge, trust deed, financing, refinancing or collateral financing and the instruments thereof, as well as the charge resulting from all or any of them and any renewals or extensions of them from time to time (collectively, "Encumbrances") against the Premises or the Building and the Tenant will, on request, subordinate this Lease in the form requested by the Landlord to any Encumbrance and to all advances made or to be made on the security of the Encumbrance. The Tenant will also agree to become the tenant of the holder of any Encumbrance or the Owners.

b) If possession is taken under, or any proceedings are brought for the foreclosure of, or if a power of sale is exercised or if a taking in payment is obtained resulting from an Encumbrance the Tenant will become the tenant to the Person that so takes possession if that Person requests it and will recognize that Person as the Landlord under this Lease.

c) The form and content of any document effecting the subordination and recognition provided for in this Section 15.02 will be that required by the holder of the Encumbrance in each case, and each such document will be delivered by the Tenant to the Landlord within ten (10) days after the Landlord requests it.


                              ARTICLE XVI - DEFAULT

SECTION 16.01     DEFAULT AND REMEDIES

a)    An "EVENT OF DEFAULT" shall occur whenever:

      i. the Tenant defaults in the payment of Rent or Sales Taxes and fails to remedy the default within ten (10) days after written notice;

      ii. the Tenant commits a breach that is capable of remedy other than a default in the payment of Rent or Sales Taxes, and fails to remedy the breach within fifteen (15) days after written notice that

            1)    specifies particulars of the breach, and

            2) requires the Tenant to remedy the breach (or if the breach would reasonably take more than ten (10) days to remedy, fails to start remedying the breach within the ten (10) day period, or fails to continue diligently and expeditiously to complete the remedy);

      iii. the Tenant commits a breach of this Lease that is not capable of remedy and receives written notice specifying particulars of the breach;

      iv. a report or statement required from the Tenant under this Lease is false or misleading except for a misstatement that is the result of an innocent clerical error;

      v. the Tenant or a Transferee or a Person carrying on business in any part of the Premises becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or files, makes or causes to be filed or made, as the case may be, any notice of intention to file a proposal, any proposal, assignment, plan or arrangement with, to or in respect of its creditors;

      vi. a receiver or a receiver and manager or an interim receiver or a coordinator is appointed for all or a part of the property of the Tenant, or of another Person carrying on business in the Premises, or of a Surety;

      vii. steps are taken or proceedings are instituted for the dissolution, winding up or other termination of the Tenant's or the Surety's existence or the liquidation of their respective assets;

      viii. the Tenant makes or attempts to make a bulk sale of any of its assets regardless of where they are situated (except for a bulk sale made to a Transferee when the Transfer has been consented to by the Landlord);

      ix. the Tenant abandons or attempts to abandon the Premises, or sells or disposes of property of the Tenant or removes it from the Premises so that the value of the property of the Tenant on the Premises, charged by the Landlord's moveable hypothec under Section 17.20 is less than the amount stated in such Section 17.20;

      x.    N/A ;

      xi. the Tenant effects or attempts to effect a Transfer that is not permitted by this Lease;

      xii. this Lease or any of the Tenant's assets on the Premises are taken or seized under a writ of execution, an assignment, pledge, charge, debenture, or other security instrument;

      xiii. the Tenant consents to or attempts to grant a Guarantee;

      xiv. the Tenant or a Transferee, or a Person carrying on business in a part of the Premises, or a Surety, or any co-ordinator, monitor, receiver, receiver and manager, interim receiver or trustee in bankruptcy of or in respect of a Tenant, or a Transferee, or a Person carrying on business in a part of the Premises, or a Surety disaffirms, disclaims, repudiates, terminates or in any way modifies or attempts to disaffirm, disclaim, repudiate, terminate or modify this Lease or any of the terms or conditions hereof (including without limitation payment of Rent);

      xv. any preliminary measure is taken or instituted for the exercise of secured or hypothecary rights against or in respect of this Lease, the Tenant, a Transferee, a Surety or any of the Tenant's, Transferee's or Surety's assets or property, including without limitation, any preliminary measure taken or instituted by way of the sending of a notice of intention to enforce security pursuant to the BANKRUPTCY AND INSOLVENCY ACT (Canada) or the filing and\or registration of a notice of intention to exercise a hypothecary right pursuant to the Civil Code of Quebec or any other legislation of similar effect;

      xvi. if an Event of Default as defined in this Section occurs with respect to any lease or agreement under which the Tenant occupies other premises of the Taxpayer or rents other premises from the Taxpayer.

b) Notwithstanding any provision of law to the contrary, including without restriction, Article 1595 of the Civil Code of Quebec, upon the occurrence of any Event of Default, the full amount of the current month's and the next three (3) months' instalments of Gross Rent and Additional Rent will become due and payable, and, at the option of the Landlord, this Lease shall be ipso facto terminated without legal proceedings and the Landlord, to the extent permitted by law, may immediately repossess the Premises and expel all Persons from the Premises and may remove all property from the Premises, sell or dispose of it as the Landlord considers appropriate, or store it in a public warehouse or elsewhere at the cost of the Tenant, all without service of notice, without legal proceedings, and without liability for loss or damage and wholly without prejudice to the rights of the Landlord to recover arrears of Rent or damages for any antecedent default by the Tenant of its obligations or agreements under this Lease or of any term or condition of this Lease, and wholly without prejudice to the rights of the Landlord to recover from the Tenant damages for loss of Rent suffered by reason of this Lease having been prematurely terminated.

c) Should an Event of Default occur and should the Landlord have instituted proceedings to cancel this Lease, notwithstanding Article 1883 of the Civil Code of Quebec or similar legislation, the Tenant will not have any right to prevent such cancellation by remedying its default or defaults subsequent to the institution of such legal proceedings.

d) Notwithstanding any provision hereof or any custom or legislation to the contrary, during the continuance of an Event of Default, the Landlord may without liability cease furnishing the Premises with any services and Utilities.

SECTION 16.02     RIGHT TO TERMINATE OR RELET

a) If the Landlord does not exercise its right under Section 16.01 to terminate this Lease, it may nevertheless relet the Premises or a part of them for whatever term or terms (which may be for a term extending beyond the Term) and at whatever Rent and upon whatever other terms, covenants and conditions the Landlord considers advisable. On each such reletting, the Rent received by the Landlord from the reletting will be applied, first to the payment of amounts owed to the Landlord that are not Rent ; second to the payment of any costs and expenses of the reletting including brokerage fees and legal fees, (on a solicitor and client basis), and the costs of any alterations or repairs needed to facilitate the reletting; third to the payment of Rent; and the residue if any will be held by the Landlord and applied in payment of Rent as it becomes due and payable. If Rent received from reletting during a month is less than that to be paid during that month by the Tenant, the Tenant will pay the deficiency, which will be calculated and paid monthly in advance on or before the first day of every month. No repossession of the Premises by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of termination is given to the Tenant. If the Landlord relets without terminating it may afterwards elect to terminate this Lease for the previous default. If the Landlord terminates this Lease for a default, it may recover from the Tenant damages it incurs by reason of the default, including the cost of recovering the Premises, legal fees (on a solicitor and client basis) and including the worth at the time of the termination, of the excess, if any, of the amount of Rent required to be paid under this Lease for the remainder of the Term over the rental value, at the time, of the Premises for the remainder of the Term, all of which amounts will be due immediately and payable by the Tenant to the Landlord.

b) If the Landlord terminates the Lease or repossesses the Premises for a default after the expiration of two (2) or more twelve (12) month Rental Years, the annual Rent, for the purpose of calculating the Landlord's damages will be considered to be equal to the highest annual Gross Rent that was payable for those expired Rental Years, plus Additional Rent. If the termination or the re-entry takes place before the expiry of two (2) twelve (12) month Rental Years, the annual Rent, for the purpose of calculating the Landlord's damages will be considered to be equal to twelve (12) times the monthly payment of the highest Gross Rent that was payable, plus Additional Rent.

SECTION 16.03     EXPENSES

In the event that the Landlord retains the services of a Solicitor to enforce the fulfilment by the Tenant or any Transferee of any of the obligations undertaken by it or them under the terms hereof, then, and in such event, the Landlord shall be entitled to demand jointly and severally from the Tenant and the Transferee (when applicable) in addition to and without prejudice to judicial costs otherwise recoverable, and whether or not judicial proceedings are in fact instituted, an indemnity equal to fifteen percent of the amounts otherwise owing to the Landlord by the Tenant and\or the Transferee (if applicable), such indemnity to indemnify the Landlord for additional administrative expenses incurred in connection with the enforced fulfilment of the obligations of the Tenant or the Transferee hereunder.

SECTION 16.04     LANDLORD MAY CURE THE TENANT'S DEFAULT

If the Tenant defaults in the payment of money that it is required under this Lease to pay to a third party, the Landlord after giving (5) days' notice in writing to the Tenant, may pay all or part of the amount payable. If the Tenant defaults under this Lease (except for a default in the payment of Rent) the Landlord may, after giving reasonable notice (it being agreed that forty-eight
(48) hours is reasonable notice of a default of Section 10.01) or, without notice in the case of an emergency, perform or cause to be performed all or part of what the Tenant failed to perform and may enter upon the Premises and do those things that it considers necessary for that purpose. The Tenant will pay to the Landlord on demand, the Landlord's expenses incurred under this Article XVI plus an amount equal to fifteen percent of those expenses for the Landlord's administrative charge. The Landlord will have no liability to the Tenant for loss or damages resulting from its action or entry upon the Premises.

SECTION 16.05     APPLICATION OF MONEY

The Landlord may apply money received from or due to the Tenant against money due and payable under this Lease. The Landlord may impute any payment made by or on behalf of the Tenant towards the payment of any amount due and owing by the Tenant at the date of such payment regardless of any designation or imputation by the Tenant.

SECTION 16.06     REMEDIES

a) The remedies under this Lease are cumulative. No remedy is exclusive or dependent upon any other remedy. Any one or more remedies may be exercised generally or in combination. The specifying or use of a remedy under this Lease does not limit rights to use other remedies available at law generally.

b) Except as provided in Section 13.01(b)(ii) hereof, any breach by the Landlord under this Lease can be adequately compensated in damages and the Tenant agrees that its only remedy to enforce its rights under this Lease is an action for damages.


                          ARTICLE XVII - MISCELLANEOUS

SECTION 17.01     RULES AND REGULATIONS

The Landlord may adopt Rules and Regulations acting reasonably and they may differentiate between different types of businesses. Each Rule and Regulation, as revised from time to time, forms part of this Lease as soon as the Rule, Regulation or revision is made known to the Tenant. The Tenant will comply and will ensure that its officers, agents, employees, servants, contractors, visitors, clients, licensees, any Person for whom the Tenant is responsible at law and any Person permitted or tolerated by the Tenant to be on the Building or the Premises comply with each Rule and Regulation and each revision of it. The provisions of the Rules and Regulations shall not be and shall not be deemed to limit any covenant or provisions of this Lease to be performed or fulfilled by the Tenant. The Landlord is not responsible to the Tenant for the non-observance of a Rule or Regulation or of the terms, obligations or conditions of any other lease of Rentable Premises.


SECTION 17.02     OVERHOLDING - NO TACIT RENEWAL

Tenant agrees to give written notice to Landlord of its intention to vacate the Premises at the expiry of the Term at least six (6) months prior to the said expiry. In default of such notice by Tenant, Landlord shall have the right to renew this Lease for a further period of twelve (12) months under the same terms and conditions of this Lease in force on the date of termination, with the exception that the Gross Rent payable with respect to the last Rental Year immediately preceding the renewal shall be increased by fifty percent (50%), provided the Landlord gives written notice of such renewal to Tenant at least thirty (30) days before the expiry of the Term. If neither of the above notices is given, this Lease shall terminate on the expiry of the Term, and any continued occupation of the Premises by Tenant after the termination date shall be presumed to be against the will of Landlord and shall not have the effect of extending or renewing this Lease for any period of time and there will be no tacit renewal of this Lease, notwithstanding Article 1879 of the Civil Code of Quebec or other legislation. Landlord may hold the Tenant responsible for all damages suffered by the Landlord as a result of such holding over and charge occupation rent to Tenant and the Tenant shall indemnify, hold harmless and defend Landlord from all claims made by a successor tenant resulting from Landlord's delay in delivering possession of the Premises to such successor tenant or Landlord may consider the Tenant as a tenant from month to month at a monthly Gross Rent payable in advance on the first day of each month equal to twice the amount of Gross Rent for the last month of the Term and otherwise upon the same terms and conditions as are in this Lease as far as they apply to a monthly tenancy including the payment of Rent. Nothing herein contained shall be deemed to waive any right Lessor may have to recover possession of the Premises upon the expiration or earlier termination of the Term of this Lease or any renewal thereof.

SECTION 17.03     SUCCESSORS

The rights and obligations under this Lease extend to and bind the successors and assigns of the Landlord and, if Section 13.01 is complied with, the heirs, executors, administrators and permitted successors and assigns of the Tenant. If there is more than one Tenant, or more than one Person constituting the Tenant, each is bound jointly and severally by this Lease.

SECTION 17.04     JOINT LIABILITY

If there is at any time more than one Tenant or more than one Person constituting the Tenant, their covenants shall be joint and several and shall apply to each and everyone of them, without the exception of subrogation under the provisions of Article 1531 of the Civil Code of Quebec or any similar or succeeding legislation. If the Tenant is or becomes a partnership or other business association, the members of which are, by virtue of statutory or general law, subject to personal liability, each Person who is a member, or shall become a member, of such partnership or other business association, and each Person who becomes a member or their respective successors, is jointly and severally liable as Tenant under this Lease and will continue to be so liable after that Person ceases to be a member of the partnership or other business association or a successor of the partnership or other business association and after the partnership or other business association ceases to exist, the whole without the exception of subrogation under the provisions of Article 1531 of the Civil Code of Quebec or any similar or succeeding legislation.

SECTION 17.05     WAIVER

The waiver by the Landlord or the Tenant of a default under this Lease is not a waiver of any subsequent default. The Landlord's acceptance of Rent after a default is not a waiver of any preceding default under this Lease even if the Landlord knows of the preceding default at the time of acceptance of the Rent. No term, covenant or condition of this Lease will be considered to have been waived by the Landlord or the Tenant unless the waiver is in writing. The Tenant waives any statutory or other rights in respect of abatement, set-off or compensation in its favour that may exist or come to exist in connection with Rent.

SECTION 17.06     ACCORD AND SATISFACTION

Payment by the Tenant or receipt by the Landlord of less than the required monthly payment of Gross Rent is on account of the earliest stipulated Gross Rent. An endorsement or statement on a cheque or letter accompanying a cheque or payment as Rent is not an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept and cash the cheque or payment without prejudice to its right to recover the balance of the Rent or pursue its other remedies.

SECTION 17.07     BROKERAGE COMMISSION

Any brokerage commission with respect to this Lease transaction or anything related to it shall be borne exclusively by the Tenant and the Tenant will indemnify and hold the Landlord harmless from any and all claims and costs, including all legal fees on a solicitor and client basis, incurred by the Landlord with respect thereto.

SECTION 17.08     FORCE MAJEURE

Despite the rest of this Lease, if the Landlord or the Tenant is, in good faith, delayed or prevented from doing anything required by this Lease, because of a strike; labour trouble; inability to get materials or services; power failure; restrictive governmental laws or regulations; riots; insurrection; sabotage; rebellion; war; act of God; or any other similar reason, that is not the fault of the party delayed, the doing of the thing is excused for the period of the delay and the party delayed will do what was delayed or prevented within the appropriate period after the delay. The preceding sentence does not excuse the Tenant from payment of Rent or the Landlord from payment of amounts that it is required to pay, in the amounts and at the times specified in this Lease.

SECTION 17.09     NOTICES

Notices, demands, requests or other instruments under this Lease will be delivered in person or sent by telecopier or registered mail postage prepaid and addressed

a) if to the Landlord, JESTA MANAGEMENT CORP., 500 Chemin du Golf, Nuns' Island, Verdun, Quebec, H3E 1A9, attention: Mr. Elliott Aintabi, fax:
      (514) 769-8750 and

b)    if to the Tenant, at the Premises.

A notice, demand, request or consent will be considered to have been given or made on the day that it is delivered, or, if mailed, on the third day following the date of mailing, or, if faxed on the first day following its sending and acknowledgement of receipt.

The Landlord may notify the Tenant in writing of a change of address and the address specified in the notice will be considered the address of the Landlord for the giving of notices under this Lease. If the postal service is interrupted or substantially delayed, any notice, demand, request or other instrument will only be delivered in person or by telecopier. A notice given by or to one Tenant is a notice by or to all of the Persons who are the Tenant under this Lease.

The Tenant hereby elects domicile at the Premises for all purposes of this Lease and any legislation.

SECTION 17.10     REGISTRATION

Neither the Tenant nor any Person shall register this Lease or any right of the Tenant thereunder unless in the form of an extract or summary previously approved by Landlord and provided that this Lease shall not be presented for conservation and consultation, but only an extract thereof previously approved by the Landlord. Should this Lease require to be re-executed in notarial form or otherwise to conform to the foregoing, all costs fees and expenses incurred shall be paid for by the Tenant and the Tenant shall reimburse the Landlord without delay for all reasonable costs, fees and expenses (including without restriction legal fees) incurred by the Landlord with respect to the foregoing, including without restriction all costs relating to the registration of the Lease, Landlord's approval and re-execution of the Lease. If the Building comprises more than one lot, the Landlord may direct the Tenant as to the lot(s) against which registration may be effected. The Tenant shall supply one copy of the said registered summary bearing registration number to the Landlord at the Tenant's expense forthwith following registration.

In the event that the present Lease is so registered, the Tenant undertakes to obtain, at its own expense, the radiation of such registration at the latest on the date of expiration or other termination of the Term hereof.

Should the Tenant fail to obtain such radiation within the aforementioned delay, the Landlord is hereby appointed by the Tenant, as of the expiration or other termination of the Term hereof, the irrevocable agent of the Tenant for the purpose of obtaining, at the Tenant's expense, the radiation of such registration.

SECTION 17.11     QUIET ENJOYMENT

If the Tenant performs its obligations under this Lease, it may hold and use the Premises without interference by the Landlord or any other Person claiming by, through or under the Landlord, subject however to the covenants, terms and conditions of this Lease.

SECTION 17.12     NO PARTNERSHIP

Nothing contained in this Lease or as a result of any acts of the parties hereto will be deemed to create any relationship between the parties other than that of Landlord, Tenant and, if applicable, Surety.

SECTION 17.13     NO OFFER

The Landlord will not be deemed to have made an offer to the Tenant by furnishing the Tenant with an unexecuted copy of this Lease with particulars inserted. Notwithstanding that a deposit or the first instalment of Gross Rent is received by the Landlord when this Lease is received by it for execution, no contractual or other right will exist between the Landlord and the Tenant with respect to the Premises until both have executed and delivered this Lease.

SECTION 17.14     N/A


SECTION 17.15     SECURITY DEPOSIT

a)    Tenant shall paid to Landlord, on or before the execution of this Lease :

      (i) a deposit in the amount of ONE HUNDRED FIFTY THOUSAND DOLLARS ($ 150,000.00) to be held by Landlord as security for Tenant's performance of its covenants, obligations and agreements under this Lease. If Tenant shall be in default of any such covenant, obligation or agreement Landlord may, without notice to Tenant, appropriate and apply such portions of the security deposit as Landlord in its sole discretion considers necessary to compensate it for Rent outstanding or loss or damage suffered by Landlord arising out of or in connection with such default. Upon demand of Landlord following any such appropriation, Tenant shall pay without delay to Landlord an amount sufficient to restore the original amount of the security deposit; or

      (ii)  N/A

b) Upon the expiration or sooner termination of this Lease, Landlord may inspect the Premises and examine any state of non-repair or damage which Tenant failed to repair in accordance with its obligations under this Lease, and estimate the cost of repair and restoration thereof. Landlord may appropriate so much of the security deposit as is equal to all or any portion of such estimated cost. If Tenant is not otherwise in default of any of its covenants, obligations or agreements under this Lease, so much of the deposit as then remains unappropriated by Landlord shall be returned to the Tenant without interest. In the event of a sale, transfer or assignment of this Lease by Landlord, the Landlord may transfer such security deposit or so much thereof as shall then remain, to the purchaser, transferee or assignee and thereupon Landlord shall be released and discharged from any further liability in connection with such security deposit.

(c) Tenant shall not assign, mortgage or encumber its interest in the security deposit, and Landlord shall not be bound by any attempted assignment, mortgage or encumbrance of the security deposit, except in the case of any permitted Transfer (other than a sub-lease) of this Lease, in which case Tenant's interest in the security deposit shall be deemed to have been assigned to such permitted Transferee (other than a sub-lessee) as of the date of such Transfer.

(d) The security deposit shall not be governed by the provisions of Articles 2283 and following and 1299 and following of the Civil Code of Quebec and such provisions shall have no application with regard to the security deposit.

SECTION 17.16     SURVIVAL OF OBLIGATIONS

The rights and obligations of the Landlord and the Tenant in respect of obligations which arose or existed prior to or at the expiry or other termination of the Term shall survive such expiry or other termination. In particular and without limitation the expiry or other termination of this Lease shall not prejudice in any manner Landlord's rights in respect of arrears of Rent, the right of each party to recover damages in respect of a default by the other occurring prior to or at the expiry or other termination or the right to indemnification of the Released Persons in respect of occurrences prior to or at the expiry or other termination of the Term.

SECTION 17.17     RELOCATION OF PREMISES

The Landlord shall have the right at any time upon ninety (90) days written notice to relocate, the Tenant, at his own costs, to other Rentable Premises in the Building (the "RELOCATED PREMISES") and the following terms and conditions shall be applicable:

a) the Relocated Premises shall contain approximately the same Net Rentable Area as the Premises;

b) The Landlord shall provide, at its expense, Premises Work in the Relocated Premises equal to the standard of the Premises presently occupied by the Tenant;

c) The Landlord shall pay for the reasonable moving costs (if any) of the Tenant's trade fixtures and furnishings from the Premises to the Relocated Premises;

d) The Tenant shall not be entitled to any other compensation than what is provided in subsections (b) and (c) above;

e) All other terms and conditions of this Lease shall apply to the Relocated Premises except as are inconsistent with the terms and conditions with this Section 17.17.

SECTION 17.18     PARKING

If any portion of the Parking Facilities are reserved or designated at any time by the Landlord for the use of the tenants of the Building and their employees, the Tenant shall only use and shall ensure that its employees only use that reserved or designated portion of the Parking Facilities. The Tenant covenants to pay to the Landlord an amount of ten dollars ($10.00) per vehicle (or any greater amount the Landlord may in its discretion fix from time to time), for any portion of day a Tenant's vehicle or the vehicle of any of its employees is parked at a location not comprised in the one reserved or designated by Landlord for the tenants of the Building and their employees. The foregoing amount is a liquidated sum representing the minimum damages per vehicle that the Landlord is deemed to have suffered as a result of the Tenant's failure to respect the foregoing provisions and is without prejudice to the Landlord's right to recover other damages and to any other rights and remedies of the Landlord including without restriction injunction or an order for specific performance in a court of competent jurisdiction. The Landlord is also hereby authorized to remove any vehicle so parked without further notice and the Landlord shall not be liable for any damage suffered by the Tenant or any other Person as a result or on the occasion of a removal and the Tenant shall indemnify and hold harmless the Landlord against any third party claim, including a claim by any of its employees, and shall pay to Landlord, immediately upon demand, the full cost of any such removal. Within ten (10) days of Landlord's written request, Tenant shall furnish in writing to the Landlord the plate numbers of each vehicle owned or used by the Tenant and each of its employees and thereafter shall notify in writing the Landlord of any change with respect to the foregoing within five (5) days thereof. Six (6) interior parking spaces are included in the rent during the term of this lease.

SECTION 17.19  N/A



SECTION 17.20     RIGHT OF CANCELLATION OF LEASE

Provided the Tenant has not been in default under any provisions of the Lease the Tenant will have the option to cancel the present Lease at the end of the THIRD (3rd) year, FIFTH (5th) year and EIGHTH (8th) year of the Lease Term, providing the Landlord receives on/or prior to the dates mentioned below, a six
(6) months written notice to that effect. The written notice must include a monetary compensation, payable to the Landlord by way of a certified cheque and described below as follows:

          CANCELLATION AT THE END OF THE 3RD YEAR:

a)    Written notice must be received on/or prior to February 28th, 2000 plus

      i. ONE HUNDRED TWENTY SIX THOUSAND THREE HUNDRED AND EIGHTY ONE dollars and NINETEEN cents ($126,381.19) representing the non-amortized portion of the Tenant's Allowance paid by the Landlord to secure this transaction, plus;

      ii. a penalty representing 3 months' rent namely the sum of FIFTY EIGHT THOUSAND THREE HUNDRED TWENTY SEVEN dollars (58,327.00$).

      CANCELLATION AT THE END OF THE 5TH YEAR:

b) Written notice must be received on/or prior to February 28th, 2002 plus a penalty representing three (3) months rent, namely the sum of fifty-eight thousand three hundred and twenty-seven dollars ($58,327.00);

      CANCELLATION AT THE END OF THE 8TH YEAR:

c) Written notice must be received on/or before February 28th, 2005; plus a penalty representing three (3) months rent namely the sum of sixty thousand and forty-two dollars and forty-nine cents ($60,042.49);

SECTION 17.21     LANGUAGE

The parties hereto have required that this agreement be drawn in the English language only. Les parties ont exige que la presente entente soit redigee en langue anglaise seulement.

SECTION 17.22     EXTERIOR SIGN

Subject to municipal regulations and Landlord's approval acting reasonably, the Tenant would be allowed at its risk and expense to install his corporate sign on one of the facade of the Building towards the Autoroute. It is understood and agreed that under no circumstances the Tenant shall have exclusive signage on any facade of the Building.

SECTION 17.23     SPECIAL CLAUSE

a) Upon signature of the present document, the existing Lease for the Premises located at 1 Place du Commerce, suite 330 and suite 570, Nuns' Island, will be cancelled and no longer in force as of the 1ST DAY OF MARCH, 1998. Furthermore, the Landlord will refund to the Tenant its security deposit for the Premises mentioned above in the amount of sixteen thousand four hundred and seventy dollars ($16, 470.00);

b) The Landlord will provide at no extra cost to the Tenant during the term of the Lease a storage area of approximately one hundred and fifty (150) square feet located at the garage level;

SECTION 17.24     LEASEHOLD IMPROVEMENTS

The Tenant, however, agrees to accept the premises located at 3 Place du Commerce, Suite 400, Nun's Island in their as is condition . Landlord undertakes to execute at his cost as per construction Building standard the following items:

a) Install new unistone and a new handrail at the outside entrance of the Building ;

b) Renovate the inside of both elevators as well as the washrooms on the fourth (4th) floor, to a construction Building standard equivalent at 1, Place du Commerce, Nuns' Island ;

c) Install in the Building a security card access system including one control in each elevator, to access the 4th floor.

d) At the garage level, for the common area only, repaint the corridor walls and install new vinyl tiles.

In addition to the items mentioned above, all improvements in Tenant's Premises shall be performed and paid for by the Landlord, whose maximum contribution towards said work shall not exceed twenty (20.00$) dollars per square foot of Rentable Area. Said improvements shall be based on the plans and specifications prepared by Lew + Elbaz Architects and any other work in excess of Landlord's contribution mentioned above, shall be paid for by Tenant.

The actual amount incurred by Landlord for the work and to secure the transaction shall be amortized at ten percent (10%) per annum over the Term and included in the Gross rent mentioned in the Lease Section 4.02.

SECTION 17.25     FREELY NEGOTIATED

The Landlord and Tenant acknowledge and covenant to have been at liberty to be represented by legal counsel in the discussion, negotiation and execution of the present Lease. The Landlord and the Tenant further acknowledge and covenant that the provisions of this Lease, including without restriction all schedules and appendix attached thereto and forming part thereof, have been freely and fully discussed and negotiated and that the execution of the present Lease constitutes and is deemed to constitute full and final proof of the foregoing. The Landlord and the Tenant acknowledge and covenant to have read, examined, understood and approved all the provisions of this Lease, including without restriction all schedules and appendix attached thereto and forming part thereof.

THE TENANT ACKNOWLEDGES HAVING OBTAINED ALL INFORMATION USEFUL OR NECESSARY TO TAKE AN ENLIGHTENED DECISION TO EXECUTE THE PRESENT LEASE.



IN WITNESS WHEREOF, the Landlord and the Tenant have signed this Lease on the ____ day of_______________________ 199_.




SIGNED AND DELIVERED in the presence of:


                                                         JESTA MANAGEMENT CORP.
                                                                     (Landlord)


------------------------------
Witness

                                                  Per :________________________
                                                                Elliott Aintabi

------------------------------
Witness




                                                TOUCHTUNES DIGITAL JUKEBOX INC.
                                                                       (Tenant)
------------------------------
Witness

                                                   Per :_______________________
                                                               Tony MASTRONARDI

                                      I have authority to bind the Corporation.

                                  SCHEDULE "A"

                         LEGAL DESCRIPTION OF THE LANDS



That designated building bearing civic number 3 Place du Commerce, Nuns' Island, in the City of Verdun, District of Montreal, Province of Quebec, erected on the land composed of subdivision ONE HUNDRED FIFTY TWO (152) of original lot number FOUR THOUSAND SEVEN HUNDRED FORTY (4740-152) and sub-subdivision ONE (1) of subdivision ONE HUNDRED FORTY TWO of original lot number FOUR THOUSAND SEVEN HUNDRED FORTY (4740-142-1) of the cadastre of the Parish of Montreal.

                                 SCHEDULE "A-1"

                         CONSTRUCTION MODIFICATION PLAN

                                  SCHEDULE "B"

                           FLOOR PLAN OF THE BUILDING

The purpose of this plan is to identify the approximate location of the Premises in the Building. The Landlord reserves the right at any time to relocate, rearrange, or alter the buildings and structures, other premises, and Common Elements, and the Premises from that shown on this floor plan.

                                  SCHEDULE "C"

                          CONSTRUCTION OF THE PREMISES

                          LANDLORD'S AND TENANT'S WORK

                               I. ACKNOWLEDGEMENTS

1.01 ARCHITECT'S OPINION

The Architect's opinion is binding on the Landlord and the Tenant respecting all matters regarding the Landlord's Work and the Tenant's Work.

1.02 ACCESS TO PREMISES

Without in any way limiting Landlord's right of access under the Lease, the Landlord may enter the Premises to maintain, install, alter or relocate utilities, pipes, conduits and ducts, to install or reinforce columns, or to do other work that benefits the Premises, or that is required in connection with other parts of the Building, including expansion of it and the Tenant will throughout the Term, provide the Landlord and the utility companies with free and uninterrupted access for those purposes.

1.03 INTERPRETATION

This Schedule forms part of the Lease and defaults under this Schedule are defaults under the Lease.


                               II. LANDLORD'S WORK


2.01  PURPOSE OF DESCRIPTION

The Tenant agrees to accept the premises in their as is condition. The Landlord is not required to do any work or provide any materials to or in respect of the Premises, except as expressly provided in Section 17.24 LEASEHOLD IMPROVEMENTS in the Lease.

THE TENANT ACKNOWLEDGES AND DECLARES THAT ANY OTHER WORK OR EXPENSE, AS EXPRESSLY DESCRIBED BEFORE, WILL BE AT THE TENANT'S COST AND EXPENSE.


                               III. TENANT'S WORK


3.01  WORK MAY BE PERFORMED BY LANDLORD

      The Landlord may, at its option, provide any items and perform any work forming part of the Tenant's Work at the expense of the Tenant, and payments shall be made in accordance with Article V of this Schedule.

3.02  TENANT'S WORK

      The Tenant will provide and carry out, at its expense, all equipment and work required to be provided and performed in order to make the Premises complete and suitable to Tenant's operation therein, including, but not limited to, the following:

a)    INTERIOR FINISHES

      All interior finishes and installations including, but not limited to, painting and decorating, partitions, washrooms (if required by law or by the Landlord), floor coverings, suspended ceiling (one hour fire rated over the entire area if required by governmental authorities having jurisdiction or the Landlord) with provision for access, column enclosures (fire rated in accordance with the requirements of all governmental and regulatory authorities with jurisdiction), store fixtures and furnishings, show window enclosures, display platforms, special wall or ceiling finishes, vertical and horizontal transportation equipment, security vaults, sound insulation, smoke baffle and refuse refrigeration equipment as may be required by law or by the Landlord.

b)    ELECTRICAL

      Main disconnect switch, Kw:H demand meter socket and meter (if applicable), lighting and power panels, branch wiring, lighting outlets and receptacles, all lighting and electrical fixtures including lamps, (it being acknowledged that exposed fluorescent light tubes must not be used in ceiling light fixtures, sales areas, or display windows), time clocks, exit signs, emergency lighting, night lights, contactors, appliances, any required smoke detectors completely wired to the alarm system of the Building, bell system and other equipment as required. If the main electrical service to allow a connected load of six (6) watts per square foot of the Net Rentable Area of the Premises is not adequate as a result of the Tenant's design for the Premises, the Tenant will provide the calculations necessary for the Landlord to determine the service capacity required in amperes based on the service voltage supplied and indicating an anticipated connected load in kilowatts and the Landlord may, at its option, agree to provide the additional electrical capacity at the Tenant's expense. Immediately following completion of the Tenant's electrical installation, the Tenant will provide the Landlord with a copy of the appropriate final certificate or certificates of approval. All electrical work shall conform to the Building Code, the Canadian Electrical Code, and the requirement of all governmental and regulatory authorities having jurisdiction.

c)    HEATING, VENTILATING AND AIR-CONDITIONING (HVAC)

      The Tenant will connect to the Landlord's primary air equipment (if any) and will supply and install all distribution duct work, diffusers, controls and appurtenances required for maintaining the design conditions throughout the Premises. The air side resistance of the duct work must not exceed 0.25 inches w.g. in the supply ducts and must not exceed 0.15 inches w.g. in the return ducts. The Landlord will determine if return air from the Premises can be recirculated. Air that is not acceptable for recirculation must be removed to the outside of the Building by equipment to be installed by the Tenant and approved by the Landlord in advance in writing. Any reheat coil and any electric heating system installed in the Premises must be connected to the Tenant's service meter or, if there is no service meter for the Premises, as the Landlord directs. The Tenant will supply the sanitary ventilation system and install all necessary fans, duct work, grilles, and the other equipment for connection to the Landlord's sanitary exhaust ventilation duct work, if any. If the Tenant has requested approval for a designed lighting load in excess of six (6) watts per square foot of the Net Rentable Area of the Premises, the Landlord may, at its sole option, approve a limited over-design in lighting load, subject to availability of additional electrical and HVAC capacity, and any other considerations determined by the Landlord. The supply by the Landlord of the additional capacity will be at the Tenant's expense. Any heating, ventilating and air-conditioning work required to be done outside the Premises must be performed by the Landlord at the Tenant's expense.

d)    PLUMBING, EXHAUST VENTILATION AND GAS

      The Tenant will provide and install all internal plumbing and accessories, (except for whatever is provided by the Landlord), and a water meter if required by any governmental or regulatory authority having jurisdiction, or the Landlord, and domestic hot water tank and heater as required.

      If the Tenant is engaged in a trade required by law to provide public washroom accommodation within the Premises, the Tenant will, at its expense, install water closets, washbasins and plumbing and will do all finishing. Additional water and drainage lines and exhaust ventilation that may be required and as may be available for installation will be provided by the Landlord for the Premises at the Tenant's expense.

e)    COMMUNICATIONS

      When required by the Landlord, by any governmental or regulatory authority having jurisdiction, or by the Tenant subject to the Landlord's approval, the Tenant will supply and install all parts and components of the following systems: intercom, burglar and fire alarm, antenna, cable and telephone. The Landlord reserves the right, however, in its sole discretion, to install any such system or any part of it at the Tenant's expense.

f)    RENOVATIONS

      The Tenant acknowledges and agrees that:

      i. under reserve of the provisions of Section 3.02 of the Lease, it is accepting possession of the Premises in an "as is" condition as of the Commencement Date,

      ii. the Landlord has no responsibility or liability for making any renovation, alterations or improvements in or to the Premises except for those mentioned in Clause 2.01 of `Landlord's Responsibilities;

      iii.  N/A

3.03 RESTRICTIONS AND REQUIREMENTS

     Despite anything to the contrary contained in this Schedule, the following restrictions and requirements apply:

a)    FLOOR LOADS

      The Tenant will not, without the prior written consent of the Landlord, impose upon any floor area a greater load than the designed live load capacity for the Building.

b)    SUSPENDED LOADS

      No suspended loads are permitted other than the normal ceiling and lighting loads from the underside of any floor, roof or ceiling structures or assemblies of the Building without the prior written approval of the Landlord. No suspended loads will be permitted from roofs, steel decks, ducts, pipes or conduits.

c)    BUILDING ROOF

      The Tenant will not enter, nor will it permit or tolerate those for whom it is in law responsible, or its contractors, or their employees or agents, to enter onto the roof of the Building or make any opening in the roof. Neither the Tenant nor its contractor or sub-contractors will drill or cut openings for conduit or pipe sleeves, or chases for ducts or equipment in the floors, columns, walls, ceilings, roofs or structure of the Building; nor will they vary or alter in any manner whatsoever any plumbing, electrical, mechanical systems or HVAC System of the Building or any of their components whether or not located within the Premises. Any such work required by the Tenant, if approved by the Landlord, will be performed by the Landlord at the Tenant's expense.

d)    PERISHABLES

      If the Tenant handles perishable items it will provide a refrigerated area or system for refuse storage satisfactory to and approved by the Landlord.

3.04 REMOVAL OF EQUIPMENT AND IMPROVEMENTS

      Any requirement under this Article III for the Tenant to provide equipment, carry out work or complete improvements also requires the Tenant to remove any existing corresponding equipment and improvements, unless the Landlord directs otherwise.


                   IV. LANDLORD'S REQUIREMENTS FOR TENANT'S WORK


4.01  TENANT'S OBLIGATION

      The Tenant will comply with all the provisions of Section 4.02 of this Schedule within thirty (30) days after the Landlord requests, in writing, the plans, drawings, and specifications mentioned in Section 4.02(a).

4.02  REQUIREMENTS PRIOR TO THE COMMENCEMENT OF THE TENANT'S WORK

a)    SUBMISSION OF PLANS, DRAWINGS AND SPECIFICATIONS TO THE LANDLORD

      Within twenty-one (21) days after the Landlord requests them in writing, the Tenant will submit to the Landlord for its approval, one (1) set of sepias and three (3) white prints of each of its plans and drawings (including the plans and drawings for its signs) together with the specifications for the finishing of the Premises, which plans, drawings and specifications must

      i.    be prepared by qualified architects, designers and engineers,

      ii.   conform to good engineering practice, and

      iii. include floor plans, a reflected ceiling plan, wall elevations, storefront elevation, sections, details including details of any special facilities or installations which affect the Landlord's facilities, and sign design drawings and details duly prepared by a qualified designer or architect.

      The Tenant will submit for the Landlord's approval, complete mechanical and electrical drawings, prepared by persons suitably qualified in the field acceptable to the Landlord. Mechanical and electrical drawings must include all under-floor requirements, all special equipment connections and installations, water and sewage, heating, ventilating and air-conditioning distribution systems, sprinkler mains and runs, electrical diagrams and panel schedules.

b)    LANDLORD'S APPROVAL OF TENANT'S DRAWINGS AND SPECIFICATIONS

      The Landlord will notify the Tenant either of its approval or of its disapproval of the Tenant's plans, drawings and specifications and may indicate any specific changes required by it. The Tenant will then promptly prepare and submit to the Landlord, within fourteen (14) days following notice of the disapproval, complete drawings and specifications amended as required by the Landlord. If the Tenant fails to submit complete drawings and specifications within the times stated in this Schedule the Landlord may, by notice in writing, terminate the Lease, without legal proceedings and without prejudice to any of the Landlord's other rights and remedies and all amounts paid by the Tenant to the Landlord will be forfeited on the termination.

c)    TENANT'S INSURANCE

      Before entering on the Premises for any purpose, the Tenant will provide the Landlord with a certificate of insurance on the Landlord's standard form, duly executed by the Tenant's insurers, evidencing that the insurance required to be placed by the Tenant pursuant to the Lease is in force.

d)    TENANT'S CONTRACTORS

      The Tenant will employ a general contractor who will be responsible for all construction within the Premises, including the contracting and coordination of all trades. All work on or in respect of the Premises will be performed by competent local workmen whose labour union affiliations are compatible with others employed by the Landlord and its contractors so that work stoppages are avoided.

e)    WORKERS' COMPENSATION CLEARANCES

      The Tenant will provide to the Landlord prior to commencing any work in respect of the Premises, a current clearance certificate issued pursuant to the workers' compensation act of the Province in respect of the contractor and every sub-contractor which the Tenant proposes to employ or to permit to do work in respect of the Premises and the Tenant will not permit any contractor or sub-contractors to do work in respect of the Premises except for those for which the clearance certificate has been provided.

f)    TENANT'S PERMITS

      The Tenant will provide evidence satisfactory to the Landlord prior to commencing any work in respect of the Premises that the Tenant has obtained at its expense, all necessary consents, permits, licenses and inspections from all governmental and regulatory authorities having jurisdiction and will post permits when required by law. Should the Tenant fail to obtain any required consent, permit, license, inspection or certificate, the Landlord may, but will not be obligated to, obtain it on behalf of the Tenant at the Tenant's expense.

4.03 REQUIREMENTS WITH RESPECT TO PERFORMANCE OF THE TENANT'S WORK

a)    COMPLIANCE WITH LAWS, INSURERS' AND LANDLORD'S REQUIREMENTS

      All Tenant's Work will comply with all applicable laws, building codes, permits and approvals for the work and will comply also with the requirements of the Landlord's insurers and the requirements of the Landlord. If the Tenant is in default of this obligation and does not correct the default within the time period required by the authority or insurer, the Landlord may (but will not be obligated to) cure the default and all charges and costs incurred by the Landlord will be paid to the Landlord by the Tenant together with an administrative fee equal to fifteen percent of those charges and costs, as Additional Rent forthwith on demand.

b)    COMPLIANCE WITH THE TENANT'S DRAWINGS AND SPECIFICATIONS

      The Tenant will, immediately after satisfying all the requirements of
      Section 4.02 but not before, proceed to complete the Tenant's Work in a good and workmanlike manner using new materials, the whole of which is to be to the Landlord's satisfaction and in conformity with the plans, drawings and specifications approved by the Landlord. Mediocre or inferior materials or workmanship will be replaced by the Tenant at its expense by materials or workmanship of first class quality, to the Landlord's satisfaction. One set of the plans, drawings and specifications with the Landlord's consent endorsed on them will remain on the Premises at all times when the Tenant's Work is being performed.

c)    COMPLIANCE WITH THE LANDLORD'S REQUIREMENTS

      The Tenant will itself and will also cause its contractors to:

      i.    abide by all safety regulations,

      ii. provide adequate fire protection including, without limitation, fire extinguishers,

      iii. deliver and store materials and tools as may be directed by the Landlord,

      iv. stop immediately, if requested by the Landlord, any work which, in the opinion of the Landlord, by reason of public hazard, noise or otherwise, is likely to affect the normal operation of the Building or any part of it, and

      v. abide by all the rules and regulations and requirements established by the Landlord from time to time relative to the construction of the Premises.

d)    TESTING OF THE TENANT'S SYSTEMS

      The Tenant will test all plumbing, gas or fire protection and electrical systems within five (5) days of the installation and give two days' prior written notice to the Landlord that the test will take place. The Landlord will have the right to be present in the Premises when the test is performed. The Tenant will be responsible for any damage caused as a result of the performance of the test. Following completion of any testing, the Tenant will provide the Landlord with a copy of the test results and a final certificate or certificates of approval.

4.04 REQUIREMENTS AFTER THE PERFORMANCE OF THE TENANT'S WORK

a)    TENANT'S DECLARATION

      The Tenant will provide the Landlord, within 60 days after the opening of the Premises for business, with a statutory declaration (the " Declaration") :

      i. stating that the Tenant's Work has been performed in accordance with all of the provisions of this Schedule and that all deficiencies (if any) which the Landlord has brought to the Tenant's attention have been corrected;

      ii. stating that there are no amounts unpaid with respect to workers' compensation and that there are no hypothecs or other encumbrances affecting the Premises or the Building with respect to work, services or materials relating to the Tenant's Work and that all accounts for work, services and materials have been paid in full with respect to all of the Tenant's Work;

      iii. listing each contractor and sub-contractor who did work or provided materials in connection with the Tenant's Work;

      iv. confirming the date upon which the last such work was performed and materials were supplied; and

      v. confirming as correct, an itemized list showing the actual cost of all improvements including, without limitation, sprinklers, washrooms, or any other special facilities.

b)    FINAL WORKERS' COMPENSATION CLEARANCES

      The Tenant will also furnish to the Landlord, within 60 days after the opening of the Premises for business, a clearance certificate issued under the workers' compensation act of the Province in respect of each contractor and sub-contractor listed on the Declaration.

c)    OCCUPANCY PERMIT

      The Tenant will obtain and provide to the Landlord a copy of every occupancy and other permit that may be required from any governmental or other regulatory authority having jurisdiction, to permit the Tenant to open for business.


                               V. PAYMENT SCHEDULE


5.01 EQUIPMENT OR WORK SUPPLIED BY LANDLORD

     Any equipment or work other than that stipulated as the Landlord's Work (if any) which is supplied or performed by the Landlord for or at the request of the Tenant, or any excess or additional cost in the Landlord's Work occasioned by the Tenant's requirements or revisions to such requirements, will be paid for by the Tenant as Additional Rent within fifteen (15) days after the receipt of a request for it. The cost of the equipment or work will include (in addition to direct labour, material and applicable taxes) architectural, engineering and contractor's fees, any costs to the Landlord which are attributable to changes requested by the Tenant, costs of temporary hoarding erected by the Landlord, and any additional administrative charge for the Landlord's supervision equal to ten percent (10%) of the aggregate cost of the equipment and work.

5.02 GARBAGE REMOVAL

     The Tenant is responsible for pick-up and disposal of its garbage at its cost. If the Landlord provides facilities or designates a commercial service for the pick-up of garbage instead of, or in addition to the service provided by the local municipality, the Tenant will use such facilities and commercial service at its cost.

5.03 FAILURE TO PAY

     The Tenant agrees that failure to pay any amount payable by it pursuant to this Schedule in the manner provided for shall constitute a default under the Lease. Such default shall entitle the Landlord to terminate the Lease and to retain any amounts paid by the Tenant to it and to retain for its use, without payment for it, any work forming part of the Tenant's Work, which has been commenced within the Premises, without prejudice to the Landlord's rights to claim and prove additional damages from the Tenant.

                                  SCHEDULE "D"

                              RULES AND REGULATIONS



The following Rules and Regulations are the Rules and Regulations in force at the execution of this Lease:

a) Tenant shall not perform any acts or carry on any practices which may injure the Premises or be a nuisance or menace to other tenants, or make or permit any improper noises in the Building and shall forthwith upon request by Landlord discontinue all acts or practices in violation of this clause and repair any damage or injury to the Premises caused thereby;

b) Landlord shall have the right to prohibit any advertising of or by Tenant, which in its opinion, tends to impair the reputation of the Building or its desirability as a building for offices or for financial, insurance and other institutions and businesses of a like nature. Upon written notice from Landlord, Tenant shall forthwith refrain from or discontinue such advertising;

c) Tenant shall not cause unnecessary labour by reason of carelessness and indifference to the preservation of good order and cleanliness in the Premises and in the Building;

d) No animals shall be brought or kept in or about the Building;

e) Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall co-operate to prevent the same;

f) The sidewalks, entries, passages, elevators and staircases shall not be obstructed or used by Tenant or its clerks, servants, employees, clients, agents, visitors, contractors or licensees for any other purpose than ingress to and egress from the offices. Nothing shall be thrown by Tenant, its clerks, servants, employees, clients, agents, contractors, visitors or licensees, out of the windows or doors, or into the entries, passages, elevators or staircases of the Building. Landlord reserves entire control of the sidewalks, entries, elevators, staircases, corridors and passages which are not expressly included within this Lease, and shall have the right to make such repairs, replacements, alterations, additions, decorations and improvements and to place such signs and appliances therein, as it may deem advisable, provided that ingress to and egress from the Premises is not unduly impaired thereby;

g) Tenant shall not mark, paint,drill into or in any way deface the walls, ceilings,floors, wood, stone or iron work,or any other appurtenance to the Premises;

h) No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except on the directories and doors of offices, and then only of such size, colour and style as Landlord shall determine and approve;

i) The sashes, sash-doors, windows, glass doors and the lights and skylights that reflect or admit light into the halls or other places in the Premises shall not be covered or obstructed, nor shall anything, whether books, packages, flower pots or any other articles whatsoever, be placed upon or hung from the window sills;

j) Tenant shall not sell or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets, or such articles as are customarily sold in tobacco shops, soda fountains or lunch counters, or any other goods, wares or merchandise whatsoever, in or from the Premises. Tenant shall not carry on or permit or allow or tolerate any employee or other Person to carry on the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of the occupants of any other portion of the Building, or the business of a barber shop or a manicuring or chiropodist business, or any business other than that specifically provided for in this Lease;

k) The workmen of Landlord must be employed by Tenant at Tenant's expense for lettering, interior moving and other similar work that may be done on the Premises;

l) Tenant shall not install window shades of any colour other than the typical colours from time to time approved by Landlord. Tenant shall not install curtains or venetian blinds without the approval of Landlord;

m) Tenant shall not lay linoleum, rubber, cork or other floor covering so that the same shall come in direct contact with the floor, and if linoleum, rubber, cork or other floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other adhesive which may be readily removed with water;

n) The water and wash closets and urinals shall not be used for any other purpose than the purposes for which they were respectively constructed,and the expense of any breakage, stoppage or damage resulting from a violation of this rule by Tenant or its clerks, agents, employees, clients, servants, contractors, visitors, or licensees, any Person for whom Tenant is responsible at law or any Person permitted or tolerated by Tenant to be in the Building, shall be borne by Tenant;

o) If any apparatus used or installed by Tenant requires a permit as a condition for installation, Tenant must file such permit with Landlord;

p) Landlord may require that all Persons entering and leaving the Building between the hours of 7.00 P.M. and 8.00 A.M. on business days and Saturdays, and all Persons entering and leaving the Building on Sundays and holidays, shall use a key, satisfactory to Landlord, to access the Building and the Premises. Between the hours of 7.00 P.M.and 8.00 A.M. on business days and Saturdays, and on Sundays and holidays, Landlord will have the right to prevent any Person from entering or leaving the Building unless provided with the aforesaid key. Any Persons found in the Building at such times without such key will be subject to the surveillance of the employees and agents of Landlord. This rule is made for the protection of Tenant, but Landlord shall be under no responsibility for failure to enforce it;

q) Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment, which shall be placed and stand on such plank strips or skids as Landlord may prescribe, to distribute the weight properly. All damage done to the Building by taking in or moving out a safe or any other article of Tenant's equipment, or due to its being on the Premises, shall be repaired at the expense of Tenant. The moving of safes shall occur only during such hours as Landlord may from time to time establish and upon previous notice to Landlord, and the Persons employed to move the safes in and out of the Building must be acceptable to Landlord. Safes will be moved through the halls and corridors only upon steel bearing plates. No fright or bulky matter of any description will be received into the Building or carried in the elevators, except during hours approved by Landlord.

r) Tenant agrees to observe all reasonable rules and regulations regarding the security and protection of the Building and the tenants thereof including without limitation the right of Landlord to search the person and\or any article carried by any person entering or leaving the Building.

                                  APPENDIX "A"

                            EXTRACT FROM THE MINUTES
                            OF THE BOARD OF DIRECTORS
                                       OF

                           TOUCHTUNES DIGITAL JUKEBOX






HELD on the ____ day of _____________________ , 199__.


RESOLVED:


THAT the Company enter into a Lease with JESTA MANAGEMENT CORP. for premises in the Building (as defined in the Lease) , which is erected in Nun's Island, City of Verdun, Province of Quebec, and that ______________________, its ___________________ and _______________________, its _______________________ be
and that they are hereby authorized to execute the said Lease on behalf of the Company.









Certified to be a true copy of a Resolution passed at a meeting of the directors of ___________________________________________________ duly called and held on the ____ day of ________________ , 199__, as set forth in the minutes of the said meeting, which Resolution is presently in full force and effect, unchanged.

DATED this ____ day of ___________________, 199_.





Per: __________________________________

Secretary of __________________________